UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12
GITLAB INC.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

GitLab
Software. Faster.

Notice of 2026 Annual Meeting of Shareholders & Proxy Statement

8:30 a.m., Pacific Time | Wednesday, June 17, 2026

Virtual Meeting Site: www.virtualshareholdermeeting.com/GTLB2026

GitLab Inc.

May 1, 2026

To Our Stockholders,

You are cordially invited to attend the 2026 Annual Meeting of Stockholders of GitLab Inc. (the “Annual Meeting”). The Annual Meeting will be held virtually at http://www.virtualshareholdermeeting.com/GTLB2026 on Wednesday, June 17, 2026 at 8:30 a.m. Pacific Time. We believe that a virtual stockholder meeting aligns with our all remote culture and enables participation from our global community.

The matters expected to be acted upon at the Annual Meeting are described in the accompanying Notice of Annual Meeting of Stockholders (the “Notice”) and this proxy statement (the “Proxy Statement”). The Annual Meeting materials include the Notice, Proxy Statement, our annual report to stockholders and proxy card, each of which has been furnished to you over the Internet or, if you have requested a paper copy of the materials, by mail.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please cast your vote as soon as possible by Internet, telephone or, if you received a paper proxy card and voting instructions by mail, by completing and returning the enclosed proxy card in the postage-prepaid envelope to ensure that your shares will be represented. Your vote by written proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend virtually. Returning the proxy does not affect your right to attend the Annual Meeting and to vote your shares at the Annual Meeting.

Sincerely,
William Staples
Chief Executive Officer

YOUR VOTE IS IMPORTANT

All stockholders are cordially invited to virtually attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you are encouraged to submit your proxy and voting instructions via the Internet, or, if you received a paper proxy card and voting instructions by mail, you may vote your shares by completing, signing and dating the proxy card as promptly as possible and returning it in the enclosed envelope (to which no postage need be affixed if mailed in the United States). Even if you have given your proxy, you may still vote if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain from the record holder a proxy issued in your name. You may revoke a previously delivered proxy at any time prior to the Annual Meeting. You may do so automatically by voting at the Annual Meeting, or by delivering to us a written notice of revocation or a duly executed proxy bearing a date later than the date of the proxy being revoked.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON WEDNESDAY, JUNE 17, 2026: THE PROXY STATEMENT AND ANNUAL REPORT ARE AVAILABLE AT HTTP://WWW.VIRTUALSHAREHOLDERMEETING.COM/GTLB2026. PROXY MATERIALS ARE ALSO AVAILABLE AT WWW.PROXYVOTE.COM.

GITLAB INC.
Address Not Applicable1

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 1, 2026

Time and Date: Wednesday, June 17, 2026 at 8:30 a.m. Pacific Time

Place: Virtually at www.virtualshareholdermeeting.com/GTLB2026. There is no physical location for the Annual Meeting.

Items of Business:
1.Elect two Class II directors of GitLab Inc., each to serve a three-year term expiring at the 2029 annual meeting of stockholders and until such director is duly elected and qualified.
2.Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2027.
3.Approve, on a non-binding advisory basis, the compensation paid by GitLab Inc. to its named executive officers.
4.Transact any other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Record Date:    Only stockholders of record at the close of business on April 21, 2026 are entitled to notice of, and to vote at, the meeting and any adjournments thereof.

Proxy Voting:    Each share of Class A common stock that you own represents one vote and each share of Class B common stock that you own represents ten votes. For questions regarding your stock ownership, you may contact us through our website at https://ir.gitlab.com or, if you are a registered holder, our transfer agent, Computershare Trust Company, N.A., through its website at https://www-us.computershare.com/Investor/Company/ or by phone at 1 (800) 736-3001.

This Notice of the Annual Meeting, Proxy Statement, and form of proxy are being distributed and made available on or about May 1, 2026.

Whether or not you plan to attend the Annual Meeting, we encourage you to vote and submit your proxy through the Internet or by telephone or request and submit your proxy card as soon as possible, so that your shares may be represented at the meeting.

By Order of the Board of Directors,

Robin J. Schulman
Chief Legal Officer, Head of Corporate Affairs,
and Corporate Secretary

San Francisco, California
May 1, 2026

1We are a remote-only company. Accordingly, we do not maintain a headquarters. For purposes of compliance with applicable requirements of the Securities Act of 1933, as amended, and Securities Exchange Act of 1934, as amended, any stockholder communication required to be sent to our principal executive offices may be directed to the agent for service of process named above, or to the email address: reach.GitLab@GitLab.com.

GITLAB INC.

PROXY STATEMENT FOR 2026 ANNUAL MEETING OF STOCKHOLDERS TABLE OF CONTENTS

Special Note Regarding Forward-Looking Statements	7	Long-Term Incentives	34
Proxy Statement Summary	8	Other Compensation Policies and Practices	35
Governance and Board Highlights	9	Compensation Recovery Analysis	36
Independent Board and Leadership Practices	9	Tax and Accounting Treatment of Compensation	36
Information About Solicitation and Voting	10	Summary Compensation Table	37
Internet Availability of Proxy Materials	10	Equity Compensation	37
General Information About the Meeting	10	Grants of Plan-Based Awards Table	38
Board of Directors and Committees of the Board of Directors; Corporate Governance Standards and Director Independence	13	Outstanding Equity Awards at Fiscal Year-End Table	39
Nominations Process and Director Qualifications	17	2026 Stock Option Exercises and Stock Vested Table	40
Proposal No. 1 Election of Directors	18	Offer Letters and Employment Arrangements	41
Proposal No. 2 Ratification of Appointment of Independent Registered Public Accounting Firm	22	Potential Payments Upon Termination or Change of Control	41
Proposal No. 3 Advisory Vote on Named Executive Officer Compensation	23	CEO Pay Ratio	42
Report of the Audit Committee	24	Pay-Versus-Performance Disclosure	43
Security Ownership of Certain Beneficial Owners and Management	25	Pay-Versus-Performance Table	43
Executive Officers	27	Report of the Compensation and Leadership Development Committee	46
Executive Compensation	28	Limitations on Liability and Indemnification Matters	47
Compensation Discussion and Analysis	28	Rule 10b5-1 Sales Plans	47
Executive Summary	28	Equity Compensation Plan Information	48
Executive Compensation Program Design	29	Certain Relationships and Related Party Transactions	49
Say on Pay Vote	30	Additional Information	50
Compensation Decision-Making Process	31	Other Matters	51
Principal Elements of Compensation	32	Appendix A - Reconciliation of Non-GAAP Measures	52
Cash Annual Incentive Compensation	33	Proxy Card	53

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this Proxy Statement other than statements of historical fact, including statements regarding our future operating results and financial condition, our business strategy and plans, market growth, and our objectives for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “would,” “expect,” “believe,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “estimate,” “potential,” “seeks,” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words.

These statements are not historical facts and are based on current expectations, estimates, and projections about our industry, management’s beliefs, and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates, and uncertainties that are difficult to predict. For a discussion of some of the risks and important factors that could affect our future results and financial condition, see “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended January 31, 2026, and our other Securities and Exchange Commission (“SEC”) filings, which are available on the Investor Relations page of our website at https://ir.gitlab.com and on the SEC website at www.sec.gov.

All forward-looking statements contained herein are based on information available to us as of the date hereof and you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this Proxy Statement or to conform these statements to actual results or revised expectations, except as required by law. Undue reliance should not be placed on forward-looking statements.

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. You should read the entire Proxy Statement before voting.

Meeting Agenda and Voting Recommendations
____________________________________________________________________

PROPOSAL NO. 1

ELECTION OF DIRECTORS
We are asking our stockholders to elect two Class II directors for a three-year term expiring at the 2029 annual meeting of stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal. The table below sets forth information with respect to our two nominees standing for election. All of the nominees are currently serving as directors. Additional information about our director nominees and their respective qualifications can be found under the section titled “Proposal No. 1 Election of Directors—Nominees to Our Board of Directors.”
BOARD’S RECOMMENDATION “FOR ALL” nominees for this Proposal

Name	Age	Director Since
Karen Blasing	69	August 2019
Godfrey Sullivan	72	January 2020

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We are asking our stockholders to ratify the audit committee’s appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2027. Information regarding fees paid to KPMG LLP during fiscal years 2026 and 2025 can be found under the section titled “Proposal No. 2 Ratification of Appointment of Independent Registered Public Accounting Firm—Independent Registered Public Accounting Firm Fees and Services.”
BOARD’S RECOMMENDATION “FOR” this Proposal

PROPOSAL NO. 3

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
We are asking our stockholders to approve, on a non-binding advisory basis, the compensation paid by us to our named executive officers. Information regarding compensation paid to our named executive officers can be found in the section titled “Executive Compensation.”
BOARD’S RECOMMENDATION “FOR” this Proposal

GOVERNANCE AND BOARD HIGHLIGHTS
We are committed to good corporate governance, which strengthens the accountability of our board of directors and promotes the long- term interests of our stockholders. The list below highlights our independent board and leadership practices, as discussed further in this Proxy Statement.
INDEPENDENT BOARD AND LEADERSHIP PRACTICES

•Majority of our directors are independent (six out of eight current directors, other than our CEO and our Executive Chair)
•Board of directors leadership structure where a Lead Independent Director is elected annually and has well-defined rights and responsibilities, separate from the Executive Chair
•All committees of the board of directors are composed of independent directors
•Board of directors is focused on continuing to enhance a broad range of experience
•Comprehensive risk oversight practices, including cybersecurity, artificial intelligence, data privacy, legal and regulatory matters, and other critical evolving areas
•Our nominating and corporate governance committee oversees our programs relating to corporate responsibility and sustainability
•Independent directors conduct regular executive sessions
•Directors maintain open communication and strong working relationships among themselves and have regular access to management
•Directors conduct a robust annual board of directors and committee self-assessment process
•Board of directors has related party transaction standards for any direct or indirect involvement of a director in GitLab’s business activities

GITLAB INC.
Address Not Applicable

PROXY STATEMENT FOR THE
2026 ANNUAL MEETING OF STOCKHOLDERS
May 1, 2026

INFORMATION ABOUT SOLICITATION AND VOTING
The accompanying proxy is solicited on behalf of the board of directors of GitLab Inc. for use at our 2026 Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually at www.virtualshareholdermeeting.com/GTLB2026. Stockholders may log in 15 minutes prior to the meeting on Wednesday, June 17, 2026 at 8:30 a.m. Pacific Time, and any adjournment or postponement thereof. The Notice of Internet Availability of Proxy Materials and this proxy statement for the Annual Meeting (the “Proxy Statement”) and the accompanying form of proxy were first distributed and made available on the Internet to stockholders on or about May 1, 2026. An annual report to stockholders for the fiscal year ended January 31, 2026 is available with this Proxy Statement by following the instructions in the Notice of Internet Availability of Proxy Materials. In this Proxy Statement, we refer to GitLab Inc. as “GitLab,” “we,” “our,” or “us.” References to our website in this Proxy Statement are not intended to function as hyperlinks and the information contained on our website is not intended to be incorporated into this Proxy Statement.

INTERNET AVAILABILITY OF PROXY MATERIALS
In accordance with SEC rules, we are using the Internet as our primary means of furnishing proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our Proxy Statement and annual report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. We believe this rule makes the proxy distribution process more efficient, less costly, and helps in conserving natural resources.

GENERAL INFORMATION ABOUT THE MEETING

Purpose of the Annual Meeting

You are receiving this Proxy Statement because our board of directors is soliciting your proxy to vote your shares at the Annual Meeting with respect to the proposals described in this Proxy Statement. This Proxy Statement includes information that we are required to provide to you pursuant to the rules and regulations of the SEC and is designed to assist you in voting your shares.

We intend to ensure that our stockholders are afforded the same rights and opportunities to participate virtually as they would at an in-person meeting. We believe the virtual format makes it easier for stockholders to attend, and participate fully and equally in, the Annual Meeting because they can join with any internet-connected device from any location around the world at no cost. Our virtual meeting format not only aligns with our all remote culture, it also helps us engage with all stockholders — regardless of size, resources, or physical location, saves us and stockholders’ time and money, and reduces our environmental impact.

Record Date; Quorum

Only holders of record of our Class A common stock and Class B common stock at the close of business on April 21, 2026 (the “Record Date”) will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, we had 152,478,438 shares of Class A common stock and 16,373,405 shares of Class B common stock outstanding and entitled to vote. For ten days prior to the Annual Meeting, a complete list of the stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose relating to the Annual Meeting during ordinary business hours at our website: www.virtualshareholdermeeting.com/GTLB2026.

The holders of a majority of the voting power of the shares of our Class A common stock and Class B common stock (voting together as a single class) entitled to vote at the Annual Meeting as of the Record Date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you are present and vote at the Annual Meeting or if you have properly submitted a proxy.

Participating in the Annual Meeting
•Instructions on how to attend the Annual Meeting are posted at www.virtualshareholdermeeting.com/GTLB2026.
•You may log in to the meeting platform beginning at 8:15 a.m. Pacific Time on June 17, 2026. The meeting will begin promptly at 8:30 a.m. Pacific Time.
•You will need the 16-digit control number provided in your proxy materials to attend the Annual Meeting at www.virtualshareholdermeeting.com/GTLB2026.
•Stockholders of record and beneficial owners as of the Record Date may vote their shares electronically during the Annual Meeting.
•If you wish to submit a question during the Annual Meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/GTLB2026, type your question into the “Ask a Question” field, and click “Submit.” If your question is properly submitted during the relevant portion of the meeting agenda, we will respond to your question during the live webcast, subject to time constraints. Questions that are substantially similar may be grouped and answered together to avoid repetition. We reserve the right to exclude questions that are irrelevant to meeting matters, irrelevant to the business of GitLab, or derogatory or in bad taste; that relate to pending or threatened litigation; that are personal grievances; or that are otherwise inappropriate (as determined by the chair of the Annual Meeting). A webcast replay of the Annual Meeting, including the Q&A session, will be archived on the “Investor Relations” section of our website, which is located at ir.gitlab.com.
•If we experience technical difficulties during the meeting (e.g., a temporary or prolonged power outage), we will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any situation, we will promptly notify stockholders of the decision via www.virtualshareholdermeeting.com/GTLB2026. If you encounter technical difficulties accessing our meeting or asking questions during the meeting, a support line will be available on the login page of the virtual meeting website.

Voting Rights; Required Vote

In deciding all matters at the Annual Meeting, as of the close of business on the Record Date, each share of Class A common stock represents one vote and each share of Class B common stock represents ten votes. We do not have cumulative voting rights for the election of directors. You may vote all shares owned by you as of the Record Date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee.

Stockholder of Record: Shares Registered in Your Name. If, on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Annual Meeting or vote by telephone, through the Internet or, if you request or receive paper proxy materials, by filling out and returning the proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If, on the Record Date, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and your nominee has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.

Each director will be elected by a plurality of the votes cast, which means that the two individuals nominated for election to our board of directors at the Annual Meeting receiving the highest number of “FOR” votes will be elected. You may vote “FOR ALL NOMINEES,” “WITHHOLD AUTHORITY FOR ALL NOMINEES” or vote “FOR ALL EXCEPT” one of the nominees you specify. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2027 will be obtained if the number of votes cast “FOR” the proposal at the Annual Meeting exceeds the number of votes “AGAINST” the proposal. Approval, on a non-binding advisory basis, of the compensation of our named executive officers will be obtained if the number of votes cast “FOR” the proposal at the Annual Meeting exceeds the number of votes “AGAINST” the proposal. You may vote “FOR” or “AGAINST” or “ABSTAIN” from voting for Proposal Nos. 2 and 3.

Recommendations of Our Board of Directors on Each of the Proposals Scheduled to be Voted on at the Annual Meeting

Our board of directors recommends that you vote “FOR ALL NOMINEES” of the Class II directors named in this Proxy Statement, (“Proposal No. 1”), “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2027 (“Proposal No. 2”), and “FOR” the compensation paid by us to our named executive officers (“Proposal No. 3”). None of our directors or executive officers has any substantial interest in any matter to be acted upon, other than Proposal No. 1 and Proposal No. 3.

Abstentions; Withholding; Broker Non-Votes

Under Delaware law, abstentions (shares present at the Annual Meeting and marked “abstain”) and instructions to “withhold authority” are counted as present and entitled to vote for purposes of determining whether a quorum is present. At the Annual Meeting, abstentions and proxies marked “withhold authority” will have no effect on Proposal No. 1, Proposal No. 2, or Proposal No. 3.

Broker non-votes occur when shares held by a broker for a beneficial owner are not voted either because (i) the broker did not receive voting instructions from the beneficial owner, or (ii) the broker lacked discretionary authority to vote the shares. A broker is entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares. Absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non- routine” matters. At our Annual Meeting, only the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2027, is considered a routine matter. As a result, brokers will have discretionary authority to vote shares that are beneficially owned on Proposal No. 2 if they do not receive voting instructions from the beneficial owner of those shares, and therefore, we do not expect any broker non-votes with respect to Proposal No. 2. The other proposals presented at the Annual Meeting are non-routine matters. Broker non-votes are counted for purposes of determining whether a quorum is present, and have no effect on the outcome of Proposal No. 1 and Proposal No. 3. Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to attend the Annual Meeting.

Voting Instructions; Voting of Proxies

Vote By Internet	Vote By Telephone or Internet	Vote By Mail
You may vote prior to the day of the meeting, voting is available at www.proxyvote.com or via the virtual meeting website—any stockholder can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/GTLB2026, where stockholders may vote and submit questions during the meeting. The meeting starts at 8:30 a.m. Pacific Time. Please have your 16- Digit Control Number to join the Annual Meeting. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/GTLB2026.

You may vote prior to the meeting by telephone by calling 800-690-6903 or through the Internet at www.proxyvote.com in order to do so, please follow the instructions shown on your proxy card. Votes are accepted up until 8:59 p.m. Pacific Time or 11:59 p.m. Eastern Time on June 16, 2026.

You may vote by mail—if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign and date the enclosed proxy card and promptly return it in the envelope provided or, if the envelope is missing, please mail your completed proxy card to Vote Processing, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717. Your completed, signed, and dated proxy card must be received prior to the Annual Meeting.

Votes submitted by telephone or through the Internet must be received by 11:59 p.m. Eastern Time on June 16, 2026. Submitting your proxy, whether by telephone, through the Internet or, if you request or receive a paper proxy card, by mail will not affect your right to vote in person should you decide to attend the Annual Meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct your nominee on how to vote your shares. Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted.

All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our board of directors stated above.

If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, broker non-votes will be counted for the purpose of establishing a quorum for the Annual Meeting.

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on each proxy card and vote each proxy card by telephone, through the Internet or by mail. If you requested or received paper proxy materials and you intend to vote by mail, please complete, sign and return each proxy card you received to ensure that all of your shares are voted.

We strongly recommend that you vote your shares in advance of the meeting as instructed above, even if you plan to attend the Annual Meeting virtually.

Expenses of Soliciting Proxies

We will pay the expenses of soliciting proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any other information furnished to stockholders. Following the original mailing of the soliciting materials, we and our agents, including directors, officers, and other team members, without additional compensation, may solicit proxies by mail, email, telephone, facsimile, by other similar means or in person. Following the original mailing of the soliciting materials, we will request brokers, custodians, nominees and other record holders to forward copies of the soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials or vote through the Internet, you are responsible for any Internet access charges you may incur.

Revocability of Proxies

A stockholder of record who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by:

•delivering to our Corporate Secretary by mail a written notice stating that the proxy is revoked;
•signing and delivering a proxy bearing a later date;
•voting again through the Internet; or
•attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.

Voting Results

Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. The preliminary voting results will be announced at the Annual Meeting. The final results will be tallied by the inspector of elections and filed with the SEC in a current report on Form 8-K within four business days of the Annual Meeting.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS; CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE

We are strongly committed to good corporate governance practices. These practices provide an important framework within which our board of directors and management can pursue our strategic objectives for the benefit of our stockholders.

Corporate Governance Guidelines

Our board of directors has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, board committee structure and functions, and other policies for the governance of GitLab. Our Corporate Governance Guidelines are available without charge on the “Investors” section of our website, which is located at https://ir.gitlab.com, by clicking “Governance Documents” in the “Governance” section of our website. Our nominating and corporate governance committee reviews the Corporate Governance Guidelines periodically, and changes are recommended to our board of directors as warranted.

Board Leadership Structure

Our Corporate Governance Guidelines provide that our board of directors shall be free to choose its chair in any way that it considers to be in the best interests of our company, and that the nominating and corporate governance committee periodically considers the leadership structure of our board of directors and makes such recommendations to our board of directors with respect thereto as appropriate. Our Corporate Governance Guidelines also provide that, when the positions of chair and chief executive officer are held by the same person, our board of directors shall designate a “lead independent director” by a majority vote of the independent directors. In cases in which the chair and chief executive officer are the same person, the chair schedules and sets the agenda for meetings of our board of directors in consultation with the lead independent director, and the chair, or if the chair is not present, the lead independent director, chairs such meetings. The responsibilities of the lead independent director include: presiding at executive sessions of independent directors, serving as a liaison between the chair and the independent directors, consulting with the chair regarding the information sent to our board of directors in connection with its meetings, having the authority to call meetings of the independent directors, being available under appropriate circumstances for consultation and direct communication with stockholders, and performing such other functions and responsibilities as requested by our board of directors from time to time.

Currently, our board of directors believes that it should maintain flexibility to select the chair of our board of directors and adjust our board leadership structure from time to time. Mr. Sijbrandij, our former Chief Executive Officer (“CEO”), served as the Chair of our board of directors from 2014 until he assumed the position of Executive Chair of our board of directors following his resignation as CEO effective December 5, 2024. Our board of directors determined that having Mr. Sijbrandij serve as the Executive Chair of our board of directors provides us with optimally effective leadership and is in our best interests and those of our stockholders. Mr. Sijbrandij co-founded and led our company from 2012 until his resignation as CEO effective December 5, 2024. Our board of directors believes that Mr. Sijbrandij’s strategic vision for our business, his in-depth knowledge of our platform and operations and the software technology industry, and his prior experience serving as CEO make him well qualified to serve as Executive Chair of our board of directors. Our board of directors also believes the current separation of the Executive Chair and CEO roles allows our CEO to focus his time and energy on operating and managing our company and leverages the Executive Chair’s experience and perspective.

Our board of directors has also appointed Godfrey Sullivan to serve as our lead independent director who has served in this role since March 2021. As lead independent director, Mr. Sullivan presides over periodic meetings of our independent directors, serves as a liaison between the CEO and Executive Chair of our board of directors and the independent directors, and performs such additional duties as our board of directors may otherwise determine and delegate. Our board of directors believes that its independence and oversight of management is maintained effectively through this leadership structure, the composition of our board of directors and sound corporate governance policies and practices.

Our Board of Directors’ Role in Risk Oversight

Our board of directors, as a whole, has responsibility for risk oversight, although the committees of our board of directors oversee and review risk areas that are particularly relevant to them. The risk oversight responsibility of our board of directors and its committees is supported by our management reporting processes, which are designed to provide visibility to our board of directors and to our personnel that are responsible for risk assessment and information about the identification, assessment and management of critical risks and management’s risk mitigation strategies. These areas of focus include competitive, economic, operational, financial (accounting, credit, investment, liquidity and tax), legal, regulatory, cybersecurity, privacy, compliance, and reputational risks. Our board of directors reviews strategic and operational risk in the context of discussions, question and answer sessions, and reports from the management team at each regular board meeting, receives reports on all significant committee activities at each regular board meeting, and evaluates the risks inherent in significant transactions. Our audit committee assists our board of directors in fulfilling its oversight responsibilities with respect to risk management.

Each committee of our board of directors meets with key management personnel and representatives of outside advisors to oversee risks associated with their respective principal areas of focus. Our audit committee reviews our major financial risk exposures, our internal control over financial reporting, our disclosure controls and procedures, legal and regulatory compliance, and, among other things, discusses with management and our independent auditor guidelines and policies with respect to risk assessment and risk management. Our audit committee also reviews matters relating to cybersecurity and data privacy and security and reports to our board of directors regarding such matters. Our compensation and leadership development committee evaluates our major compensation related risk exposures and the steps management has taken to monitor or mitigate such exposures. Our nominating and corporate governance committee assesses risks relating to our corporate governance practices, the independence of our board of directors and reviews and discusses the narrative disclosure regarding our board of directors’ leadership structure and role in risk oversight. We believe this division of responsibilities is an effective approach for addressing the risks we face and that our board leadership structure supports this approach.

Independence of Directors
The listing rules of the Nasdaq Stock Market LLC (“Nasdaq”), generally require that independent directors constitute a majority of a listed company’s board of directors. In addition, the Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees must be an “independent director.” Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Additionally, compensation committee members must not have a relationship with the listed company that is material to the director’s ability to be independent from management in connection with the duties of a compensation committee member.

In addition, audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries.

Our board of directors has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our board of directors determined that each of our directors other than Mr. Sijbrandij and Mr. Staples are “independent directors” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of Nasdaq. In making these determinations, our board of directors reviewed and discussed information provided by the directors and by us with regard to each director’s business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our common stock by each non-employee director and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”

Committees of Our Board of Directors

Our board of directors has established an audit committee, a compensation and leadership development committee, and a nominating and corporate governance committee. The composition and responsibilities of each committee are described below. Each of these committees has a written charter approved by our board of directors. Copies of the charters for each committee are available, without charge, in the “Investor Relations” section of our website, which is located at https://ir.gitlab.com, by clicking on “Governance Documents” in the “Governance” section of our website. Members serve on these committees until their resignations or until otherwise determined by our board of directors.

Audit Committee
Our audit committee is composed of Karen Blasing, Sundeep Bedi, and David Henshall. Mr. Henshall is the chair of our audit committee. The members of our audit committee meet the independence requirements under Nasdaq and SEC rules and regulations. Each member of our audit committee is financially literate. In addition, our board of directors has determined that each of Mr. Henshall and Ms. Blasing is an “audit committee financial expert” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”). This designation does not impose any duties, obligations or liabilities that are greater than those generally imposed on other members of our audit committee and our board of directors. Our audit committee is responsible for, among other things, assisting our board of directors in its oversight of:
•selecting a firm to serve as our independent registered public accounting firm to audit our financial statements;
•ensuring the independence of the independent registered public accounting firm;
•discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent registered public accounting firm, our interim and year-end operating results;
•establishing procedures for team members to anonymously submit concerns about questionable accounting or audit matters;
•considering the adequacy of our internal controls and internal audit function;
•reviewing the Company’s cybersecurity, artificial intelligence, and other information technology risks, controls and procedures;
•reviewing related party transactions that are material or otherwise implicate disclosure requirements; and
•approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.
Our audit committee during the fiscal year ended January 31, 2026 also included Godfrey Sullivan. Mr. Henshall replaced Mr. Sullivan on the audit committee effective March 3, 2025.
Compensation and Leadership Development Committee
Our compensation and leadership development committee is composed of Sue Bostrom, Matthew Jacobson, and Godfrey Sullivan. Ms. Bostrom is the chair of our compensation and leadership development committee. The members of our compensation and leadership development committee meet the independence requirements under Nasdaq and SEC rules and regulations. Each member of the compensation and leadership development committee is also a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act. Our compensation and leadership development committee is responsible for, among other things:
•reviewing and approving, or recommending that our board of directors approve, the compensation of our executive officers;
•reviewing and recommending to our board of directors the compensation of our non-employee directors;
•reviewing and recommending to our board of directors the terms of any compensatory agreements with our executive officers;

•administering our stock and equity incentive plans;
•reviewing and approving, or making recommendations to our board of directors with respect to, incentive compensation and equity plans; and
•establishing our overall compensation philosophy.

Our compensation and leadership development committee during the fiscal year ended January 31, 2026 also included Merline Saintil. Ms. Saintil resigned from our board of directors effective April 15, 2026. Mr. Sullivan replaced Ms. Saintil on the compensation and leadership development committee effective April 15, 2026.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee is composed of Matthew Jacobson, Sue Bostrom, and Godfrey Sullivan. Mr. Jacobson is the chair of our nominating and corporate governance committee. The members of our nominating and corporate governance committee meet the independence requirements under Nasdaq and SEC rules and regulations. Our nominating and corporate governance committee is responsible for, among other things:
•identifying and recommending candidates for membership on our board of directors;
•recommending directors to serve on board committees;
•reviewing and recommending to our board of directors any changes to our corporate governance guidelines;
•reviewing proposed waivers of the code of conduct for directors and executive officers;
•overseeing the process of evaluating the performance of our board of directors; and
•advising our board of directors on corporate governance matters.
Compensation and Leadership Development Committee Interlocks and Insider Participation
The members of our compensation and leadership development committee during the fiscal year ended January 31, 2026 included Ms. Bostrom, Mr. Jacobson, and Ms. Saintil. None of the members of the compensation and leadership development committee in fiscal year 2026 was at any time during fiscal year 2026 or at any other time an officer or team member of ours or any of our subsidiaries, and none had or have any relationships with us that are required to be disclosed under Item 404 of Regulation S-K. During fiscal year 2026, none of our executive officers served as a member of our board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our board of directors or compensation and leadership development committee.
Insider Trading Policy
Our board of directors has adopted an Insider Trading Policy that governs the purchase, sale and other disposition of our securities by our team members, including our officers, independent contractors, and directors. We believe our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules, and regulations as well as the exchange listing standards applicable to us. Our Insider Trading Policy prohibits our team members, directors, officers, and consultants from trading in our securities while in possession of material non-public information, among other things. Our Insider Trading Policy also provides that we will not transact in any of our securities unless in compliance with applicable U.S. securities laws, rules and regulations and the exchange listing standards applicable to us. The foregoing summary of our Insider Trading Policy does not purport to be complete and is qualified by reference to our Insider Trading Policy, a copy of which can be found as an exhibit to our Annual Report on Form 10-K for the year ended January 31, 2026, filed with the SEC on March 17, 2026.

Anti-hedging Policy
See the section entitled “Other Compensation Policies and Practices—Anti-hedging Policy” for information regarding our anti-hedging policy included in our Insider Trading Policy.
Board and Committee Meetings and Attendance
Our board of directors and its committees meet regularly throughout the year, and hold special meetings and act by written consent from time to time. During fiscal year 2026, our board of directors met 4 times, the audit committee met 9 times, the compensation and leadership development committee met 5 times, and the nominating and corporate governance committee met 2 times. During fiscal year 2026, each member of our board of directors attended at least 75% of the aggregate of all meetings of our board of directors and of all meetings of committees of our board of directors on which such member served that were held during the period in which such director served.
Board Attendance at Annual Stockholders’ Meeting
Our policy is to invite and encourage each member of our board of directors to be present at our annual meetings of stockholders. All board members, except for one, were in attendance at GitLab’s 2025 Annual Meeting.

Presiding Director of Non-Employee Director Meetings
The non-employee directors meet in regularly scheduled executive sessions without management to promote open and honest discussion. Our lead independent director, currently Mr. Sullivan, is the presiding director at these meetings.

Communication with Directors
Stockholders and interested parties who wish to communicate with our board of directors, non-management members of our board of directors as a group, a committee of our board of directors or a specific member of our board of directors (including our chair or lead independent director, if any) may do so by letters addressed to the attention of our Corporate Secretary.

All communications are reviewed by the Corporate Secretary and provided to the members of our board of directors as appropriate. Unsolicited items, sales materials, abusive, threatening, or otherwise inappropriate materials and other routine items and items unrelated to the duties and responsibilities of our board of directors will not be provided to directors.

Stockholders and interested parties are invited to contact our board of directors by email to our Chief Legal Officer, Head of Corporate Affairs, and Corporate Secretary at CLO@gitlab.com.

Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all of the members of our board of directors, officers and team members. Our Code of Business Conduct and Ethics is posted on the “Investor Relations” section of our website, which is located at https://ir.gitlab.com under “Governance Documents” in the “Governance” section of our website. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding amendment to, or waiver from, a provision of our Code of Business Conduct and Ethics by posting such information on our website at the address and location specified above.

NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS

Nomination to the Board of Directors
Our board of directors selects candidates for nomination to our board of directors based on the recommendation of the nominating and corporate governance committee in accordance with its charter, our restated certificate of incorporation and amended and restated bylaws, our Corporate Governance Guidelines, and the criteria approved by our board of directors regarding director candidate qualifications. In recommending candidates for nomination, the nominating and corporate governance committee considers candidates recommended by directors, officers, team members, stockholders and others, using the same criteria to evaluate all candidates. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate and, in addition, the committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

Additional information regarding the process for properly submitting stockholder nominations for candidates for membership on our board of directors is set forth below under “Stockholder Proposals to Be Presented at Next Annual Meeting.”

Director Qualifications
With the goal of developing an experienced, and highly qualified board of directors, with a broad range of perspectives, the nominating and corporate governance committee is responsible for developing and recommending to our board of directors the desired qualifications, expertise and characteristics of members of our board of directors, including any specific minimum qualifications that the committee believes must be met by a committee-recommended nominee for membership on our board of directors and any specific qualities or skills that the committee believes are necessary for one or more of the members of our board of directors to possess. We also value diversity on a company-wide basis and seek to achieve a mix of members to our board of directors that represent a broad range of backgrounds and experiences, including with respect to age, gender, race, ethnicity, and occupation.

Because the identification, evaluation and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and will be significantly influenced by the particular needs of our board of directors from time to time, our board of directors has not adopted a specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal and regulatory rules and the Nasdaq listing requirements and the provisions of our restated certificate of incorporation, and amended and restated bylaws, Corporate Governance Guidelines, and charters of the committees of our board of directors. In addition, when considering nominees, the nominating and corporate governance committee may take into consideration many factors including, among other things, a candidate’s independence, integrity, diversity, skills, financial and other expertise, breadth of experience, knowledge about our business or industry and ability to devote adequate time and effort to responsibilities of our board of directors in the context of its existing composition. Through the nomination process, the nominating and corporate governance committee seeks to promote board membership that reflects a broad range of business experience, expertise, viewpoints, personal backgrounds and other characteristics that are expected to contribute to our board of directors’ overall effectiveness. The brief biographical description of each director set forth in Proposal No. 1 below includes the primary individual experience, qualifications, attributes and skills of each of our directors that led to the conclusion that each director should serve as a member of our board of directors at this time.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our board of directors currently consists of nine directors and is divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. Directors in Class II will stand for election at the Annual Meeting. The terms of office of directors in Class III and Class I do not expire until the annual meetings of stockholders held in 2027 and 2028, respectively. At the recommendation of our nominating and corporate governance committee, our board of directors proposes that each of the two Class II nominees named below, each of whom is currently serving as a director in Class II, be elected as a Class II director for a three-year term expiring at the 2029 annual meeting of stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification, or removal. Each director will be elected by a plurality of the votes cast, which means that the two individuals nominated for election to our board of directors at the Annual Meeting receiving the highest number of “FOR” votes will be elected.

Shares represented by proxies will be voted “FOR” the election of each of the two nominees named below, unless the proxy is marked to withhold authority to so vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this Proxy Statement and to serve if elected. Proxies may not be voted for more than two directors. Stockholders may not cumulate votes for the election of directors.

Nominees to Our Board of Directors
The nominees and their ages, occupations, and length of service on our board of directors as of the date of this Proxy Statement, are provided in the table below and in the additional biographical descriptions set forth in the text below the table.

Name of Director/Nominee	Age	Position	Director Since
Karen Blasing (1)	69	Director	August 2019
Godfrey Sullivan (2)	72	Director	January 2020
(1)Member of the audit committee.
(2)Lead Independent Director, member of the nominating and corporate governance committee, and member of the compensation and leadership development committee. Mr. Sullivan was appointed to the compensation and leadership development committee effective April 15, 2026.

Karen Blasing has served as a member of our board of directors since August 2019. Ms. Blasing served as Chief Financial Officer of Guidewire Software, Inc., a back-end systems software company, from July 2009 to March 2015. Ms. Blasing has served as a member of the board of directors of AutoDesk, Inc., a 3D design software company, since March 2018, and Zscaler, Inc., a cloud-based information security company, since January 2017. Ms. Blasing also served as a member of the board of directors of Ellie Mae, Inc. from June 2015 to April 2019. Ms. Blasing earned a B.A. in Economics and Business Administration from the University of Montana and an M.B.A. from the University of Washington. We believe that Ms. Blasing is qualified to serve as a member of our board of directors because of her extensive executive leadership, technology industry, finance, and public company directorship experience.

Godfrey Sullivan has served as a member of our board of directors since January 2020 and as our lead independent director since March 2021. Mr. Sullivan served as President and CEO of Splunk Inc., an operational intelligence software company, from 2008 to November 2015. Prior to that, Mr. Sullivan served as President and CEO of Hyperion Solutions, LLC, a business performance management software company, from October 2001 to June 2007. Prior to joining Hyperion Solutions, LLC, Mr. Sullivan served in roles of increasing responsibility from August 1992 to June 2000 at Autodesk, Inc., a 3D design software company. Prior to joining Autodesk, Inc., Mr. Sullivan served in roles of increasing responsibility from 1985 to 1992 at Apple, Inc., a multinational technology company. Mr. Sullivan has served as a member of the board of directors of CrowdStrike, Inc., a cybersecurity technology company, since November 2017. Mr. Sullivan previously served as a member of the board of directors of Marqeta, Inc., a modern card issuing company, from May 2021 to June 2025, Splunk Inc., an operational intelligence platform company, from 2008 to March 2019, RingCentral, Inc., a provider of cloud-based communications and collaboration solutions, from April 2019 to March 2021, Informatica Corporation, a data integration software provider, from 2008 to 2013, and Citrix Systems Inc., an enterprise software company, from February 2005 to June 2018. Mr. Sullivan earned a B.B.A. in Real Estate and Economics from Baylor University. We believe that Mr. Sullivan is qualified to serve as a member of our board of directors because of his experience in executive leadership and as a director of public companies.

Continuing Directors
The directors who are serving for terms that end following the Annual Meeting and their ages, occupations and length of service on our board of directors as of the date of this Proxy Statement are provided in the table below and in the additional biographical descriptions set forth in the text below the table.

Name of Director	Age	Position	Director Since
Class III Directors: William Staples	53	Director	December 2024
Sundeep Bedi (1)	52	Director	August 2021
Sue Bostrom (2)	65	Director	April 2019
Class I Directors: Sytse Sijbrandij	46	Director	September 2014
Matthew Jacobson (3)	42	Director	August 2018
David Henshall (4)	57	Director	March 2025
(1)Member of the audit committee.
(2)Chair of the compensation and leadership development committee and member of the nominating and corporate governance committee.
(3)Chair of the nominating and corporate governance committee and member of the compensation and leadership development committee
(4)Chair of the audit committee.

William Staples has served as our Chief Executive Officer since December 2024. Before joining GitLab, Mr. Staples served as the Chief Executive Officer and as a member of the Board of New Relic, Inc. (“New Relic”) from July 2021 to December 2023. Prior, he served as New Relic’s President and Chief Product Officer from January 2021 to July 2021. From September 2017 to January 2020, Mr. Staples served as the Vice President of Experience Cloud Engineering at Adobe Inc., where he led the global engineering team behind Adobe Inc.’s market-leading Experience Cloud. From 1999 to March 2016, Mr. Staples served in various product, design and engineering roles at Microsoft Corporation, and most recently as Vice President of Azure Application Platform. He holds a B.S. from the University of Utah. We believe that Mr. Staples is qualified to serve as a member of our board of directors because of his extensive experience as a product executive in the technology industry and his understanding of our business strategies and objectives as our chief executive officer.

Sundeep Bedi has served as a member of our board of directors since August 2021. Mr. Bedi has been the Founder and Chief Executive Officer of Whirl AI, Inc. since July 2025. Mr. Bedi served as Chief Information Officer and Chief Development Officer of Snowflake Inc. from January 2020 to March 2025. Previously, Mr. Bedi served in positions of increasing responsibility at Nvidia Corp. from February 2008 through January 2020, and as Vice President of Global IT. Mr. Bedi earned a B.S. in Biology from the University of San Francisco and an M.B.A. from the University of San Francisco. We believe Mr. Bedi is qualified to serve as a member of our board of directors because of his technical expertise and leadership experience in the technology industry.

Sue Bostrom has served as a member of our board of directors since April 2019. Ms. Bostrom served as Executive Vice President and Chief Marketing Officer at Cisco Systems, Inc., a technology services and products company, where she was an executive from 1997 to 2011. Ms. Bostrom has served as a member of the board of directors of Webflow, a visual web development platform, since June 2025, Samsara, a cloud operations platform company, since March 2021, Outreach, a sales engagement platform company, since March 2020, and ServiceNow, Inc., a cloud-based solutions software company, since July 2014. Ms. Bostrom served as a member of the board of directors of SingleStore, a software as a service company, from October 2022 to October 2025, Anaplan, Inc., a business planning software platform company, from September 2017 to June 2022, Nutanix, Inc., a virtualized datacenter platform company, from October 2017 to March 2022, Cadence Design Systems, a computational software company, from February 2011 to May 2021, and Varian Medical Systems, a radiation oncology treatments and software company, from February 2005 to February 2019. Ms. Bostrom earned a B.S. in Business from the University of Illinois and an M.B.A. from Stanford University. We believe that Ms. Bostrom is qualified to serve as a member of our board of directors because of her experience in executive leadership, compensation committees, and as a director of public companies.

Sytse Sijbrandij is our co-founder and served as our Chief Executive Officer until December 2024 and has been a member of our board of directors since September 2014, as Chair of our board of directors since March 2021 (Executive Chair since December 2024). Mr. Sijbrandij is also the Sole Member of Kilo Code Inc. From January 2008 to August 2012, Mr. Sijbrandij served as a founder at Comcoaster, a software company. From August 2009 to January 2012, Mr. Sijbrandij also served as a part-time Software Architect at Ministerie van Justitie, the Dutch Ministry of Safety & Justice. From November 2003 to December 2007, Mr. Sijbrandij was the Operational Director at U-Boat Worx B.V., a recreational submersible company. Mr. Sijbrandij earned a B.S. and M.Sc. from the University of Twente in Management Science. We believe Mr. Sijbrandij is qualified to serve as a member of our board of directors because of the historical knowledge, operational expertise, leadership, and continuity that he brings to our board of directors as our co-founder and former Chief Executive Officer.

Matthew Jacobson has served as a member of our board of directors since August 2018. Mr. Jacobson has served as a Partner at ICONIQ, an investment and venture capital firm, where he has worked since September 2013. Mr. Jacobson serves on the board of directors of Datadog, Inc., a monitoring and data analytics company, since July 2019, and served on the board of directors of Braze, Inc., a customer engagement platform company, from July 2017 to April 2023, and Sprinklr, Inc., an enterprise software company, from December 2014 to December 2022. Additionally, Mr. Jacobson serves as chairman of the board of directors for Collibra NV and currently serves on the boards of a number of private technology companies, including BambooHR LLC, Braintrust Data, Inc., RealtimeBoard Inc. dba Miro, Collibra NV, Standard Template Labs, Inc., and Relativity ODA LLC. Mr. Jacobson previously served on the board of directors of Omni Analytics in 2025, Twistlock Inc. from July 2018 to July 2019, and as a shareholder representative for Adyen NV from September 2015 to

June 2018. Prior to ICONIQ, Mr. Jacobson held operating roles at Groupon and investing roles at Battery Ventures and Technology Crossover Ventures. He began his career as an investment banker at Lehman Brothers. Mr. Jacobson earned a B.S. in Finance and Management from The Wharton School of the University of Pennsylvania. We believe that Mr. Jacobson is qualified to serve as a member of our board of directors because of his executive leadership experience and extensive experience with the venture capital and technology industries.

David Henshall has served as a member of our board of directors since March 2025. Mr. Henshall served as President and Chief Executive Officer and as a member of the board of directors of Citrix Systems, Inc., or Citrix, from July 2017 to October 2021. Prior to this role, he served in various other roles at Citrix, including Chief Financial Officer and Chief Operating Officer, among others, beginning in April 2003. Mr. Henshall currently serves on the board of directors at Presidio, Inc., an adaptive cloud services company, Blackline Systems, Inc., a cloud-based services company for financial close process management, and Feedzai an AI-native fraud prevention solutions company. Mr. Henshall holds a B.S. in Business Administration from the University of Arizona and an M.B.A. from Santa Clara University. We believe that Mr. Henshall is qualified to serve as a member of our board of directors because of his experience in executive leadership, technology industries, finance, and as a director of public companies.

There are no family relationships among our directors and executive officers.

Director Compensation

The following table provides information for the fiscal year ended January 31, 2026 regarding all compensation awarded to, earned by or paid to each person who served as a director for some portion or all of fiscal year 2026. Mr. Staples is not included in the table below as he is a team member and receives no compensation for his service as a director. The compensation received by Mr. Staples as our Chief Executive Officer is shown in the “Executive Compensation—Summary Compensation Table” below.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2) (3)	Total ($)
Sundeep Bedi	$45,000	$199,969	$244,969
Karen Blasing	$51,522	$199,969	$251,491
Sue Bostrom	$59,000	$199,969	$258,969
David Henshall	$44,686	$504,731	$549,418
Matthew Jacobson (4)	—	—	—
Merline Saintil (5)	$42,500	$199,969	$242,469
Sytse Sijbrandij	$0	$0	$0
Godfrey Sullivan	$59,843	$199,969	$259,812
(1)The amounts reported in this column represent amounts paid pursuant to our non-employee director compensation policy as outlined below.
(2)The amounts reported in this column represent the aggregate grant date value of equity awards made to directors in the fiscal year ended January 31, 2026 computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 (”ASC 718”). This amount does not reflect the actual economic value realized by the director, which will vary depending on the performance of our Class A common stock.
(3)The table below sets forth information regarding (i) the aggregate number of unvested shares of our Class A common stock underlying RSU awards, and (ii) the aggregate number of shares of our Class A common stock underlying outstanding stock options which have not been exercised, in each case held by each non-employee director as of January 31, 2026. Each of the option awards listed below has the following vesting schedule: 25% of the total number of options vest on the one year anniversary of the grant date and 1/48th of the total number of options vest monthly thereafter, subject to continued service through the applicable vesting date.
(4)Mr. Jacobson has waived any compensation payable under our non-employee director compensation policy described below.
(5)Ms. Saintil resigned from our board of directors effective April 15, 2026.

Name	Number of Shares Underlying Unvested Restricted Stock Units Held at Fiscal Year End	Number of Shares Underlying Outstanding Options Held at Fiscal Year End
Sundeep Bedi	4,906	27,000
Karen Blasing	4,906	—
Sue Bostrom	4,906	—
David Henshall	9,350	—
Matthew Jacobson	—	—
Merline Saintil (1)	4,906	70,000
Sytse Sijbrandij	—	1,500,000 (2)
Godfrey Sullivan	4,906	—

(1)    Ms. Saintil resigned from our board of directors effective April 15, 2026.
(2)    100,000 shares of our Class B common stock (or 100,000 shares of our Class A common stock upon the holder’s election to convert such shares of Class B common stock to shares of Class A common stock) underlying this option award were unvested as of January 31, 2026.

Non-Employee Director Compensation Arrangements

Our board of directors approved the following cash and equity compensation for our non-employee directors.

Non-Employee Director Equity Compensation

Initial Appointment Restricted Stock Unit (“RSU”) Grant
Each new non-employee director appointed to our board of directors will be granted RSUs (the “Initial Appointment RSUs”) on the date of their appointment to our board of directors, under our 2021 Equity Incentive Plan (the “2021 Plan”) having an aggregate value of $250,000 based on the average daily closing price of our Class A common stock on the Nasdaq Global Select Market on the date of grant, as well as a prorated portion of the Annual RSU grant described below. The Initial Appointment RSUs will vest as to one-third of the Initial Appointment RSUs on each of the first three anniversaries following the date of grant so long as the non-employee director continues to provide services to us through such date. In addition, the Initial Appointment RSUs will fully vest upon the consummation of a corporate transaction (as defined in our 2021 Plan).
Annual RSU Grant
On the date of each annual meeting of stockholders, each non-employee director who is serving on our board of directors, and will continue to serve on our board of directors following the date of such annual meeting, will automatically be granted RSUs (the “Annual RSUs”) under our 2021 Plan, having an aggregate value of $200,000 based on the average daily closing price of our Class A common stock on the Nasdaq Global Select Market on the date of grant. The Annual RSUs will fully vest on the earlier of (1) the date of the following year’s annual meeting of stockholders and (2) the date that is one year following the date of grant. In addition, the Annual RSUs will fully vest upon the consummation of a corporate transaction (as defined in our 2021 Plan).
Non-Employee Director Cash Compensation
Each non-employee director will be entitled to receive an annual cash retainer of $35,000, paid quarterly in arrears and prorated for partial quarters served, for service on the board of directors and additional annual cash compensation for committee membership as follows:
•Audit committee chair: $20,000;
•Audit committee member: $10,000;
•Compensation and leadership development committee chair: $20,000;
•Compensation and leadership development committee member: $7,500;
•Nominating and corporate governance committee chair: $8,000; and
•Nominating and corporate governance committee member: $4,000.
Chairs of our committees receive the cash compensation designated above for chairs in lieu of the non-chair member cash compensation. In addition, our lead independent director is entitled to receive an additional annual cash retainer of $20,000.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” IN THE ELECTION OF EACH OF THE TWO NOMINATED DIRECTORS

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has selected KPMG LLP as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending January 31, 2027 and recommends that stockholders vote for ratification of such selection. The ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2027 requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the Annual Meeting. In the event that KPMG LLP is not ratified by our stockholders, the audit committee will review its future selection of KPMG LLP as our independent registered public accounting firm.

KPMG LLP audited our financial statements for the fiscal year ended January 31, 2026. Representatives of KPMG LLP are expected to be present at the Annual Meeting and they will be given an opportunity to make a statement at the Annual Meeting if they desire to do so, and will be available to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees and Services

We regularly review the services and fees from our independent registered public accounting firm. These services and fees are also reviewed with our audit committee annually. In accordance with standard policy, KPMG LLP periodically rotates the individuals who are responsible for our audit.

In addition to performing the audit of our consolidated financial statements, KPMG LLP provided various other services during the fiscal years ended January 31, 2025 and 2026. Our audit committee has determined that KPMG LLP’s provision of these services, which are described below, does not impair KPMG LLP’s independence from us. During the years ended January 31, 2025 and 2026, fees for services provided by KPMG LLP were as follows:

Fees Billed to GitLab	2025	2026
Audit and audit related fees (1)	$2,859,500	$2,796,500
Tax fees (2)	$1,146,400	$1,230,948
Other fees (3)	$—	$—
Total fees	$4,005,900	$4,027,448
(1)“Audit fees and audit-related fees” includes the aggregate fees paid or payable for each of the last two fiscal years for professional services rendered for the audit of GitLab’s annual consolidated financial statements and the reviews of interim financial information. The fees include services that are normally provided in connection with statutory or regulatory filings or engagements.
(2)“Tax fees” includes the aggregate fees billed in each of the last two fiscal years for professional services rendered for tax compliance, tax advice and tax planning.
(3)“Other fees” consists of fees for services other than fees for the services listed in the other categories.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm, the scope of services provided by the independent registered public accounting firm and the fees for the services to be performed. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

All of the services relating to the fees described in the table above were approved by our audit committee.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JANUARY 31, 2027

PROPOSAL NO. 3

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

In accordance with Section 14A of the Exchange Act, we are providing stockholders with an opportunity to make a non-binding, advisory vote on the compensation of our named executive officers. This non-binding advisory vote is commonly referred to as a “say-on-pay” vote. The non-binding advisory vote on the compensation of our named executive officers, as disclosed in this Proxy Statement, will be determined by the vote of a majority of the voting power of the shares present or represented at the Annual Meeting and voting affirmatively or negatively on the proposal.

Stockholders are encouraged to read the “Executive Compensation” section of this Proxy Statement, which discusses how our executive compensation policies and procedures implement our compensation philosophy and contains tabular information and narrative discussion about the compensation of our named executive officers. Our compensation committee and our board of directors believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our goals. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that our stockholders approve, on a non-binding advisory basis, the compensation of the named executive officers, as disclosed in the Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables, and narrative discussion and the other related disclosures.”

As an advisory vote, this proposal is not binding. However, our board of directors and compensation committee, which is responsible for designing and administering our executive compensation program, value the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

REPORT OF THE AUDIT COMMITTEE

The information contained in the following report of our audit committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Exchange Act or the Securities Act unless and only to the extent that we specifically incorporate it by reference.

Our audit committee has reviewed and discussed with our management and KPMG LLP our audited consolidated financial statements for the fiscal year ended January 31, 2026. Our audit committee has also discussed with KPMG LLP the matters required to be discussed by Auditing Standard No. 1301 adopted by the Public Company Accounting Oversight Board (United States) regarding “Communications with Audit Committees.”

Our audit committee has received and reviewed the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with our audit committee concerning independence, and has discussed with KPMG LLP its independence from us.

Based on the review and discussions referred to above, our audit committee recommended to our board of directors that the audited consolidated financial statements be included in our annual report on Form 10-K for the fiscal year ended January 31, 2026 for filing with the U.S. Securities and Exchange Commission.

Submitted by the Audit Committee
David Henshall, Chair
Sundeep Bedi
Karen Blasing

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 1, 2026, by:

•each of our named executive officers;
•each of our directors or director nominees;
•all of our directors and executive officers as a group; and
•each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of our Class A common stock or Class B common stock.

We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares beneficially owned, subject to applicable community property laws.

Applicable percentage ownership is based on 153,511,954 shares of Class A common stock and 16,365,712 shares of Class B common stock outstanding as of April 1, 2026. Shares of our Class A common stock and Class B common stock subject to stock options that are currently exercisable or exercisable within 60 days of April 1, 2026 or RSUs that may vest and settle within 60 days of April 1, 2026 are deemed to be outstanding and beneficially owned by the person holding the stock options or RSUs for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each of the individuals and entities listed in the table below is 268 Bush Street, #350, San Francisco, California 94104-3503.

	Shares Beneficially Owned
Name of Beneficial Owner	Class A Shares	%	Class B Shares	%	% of Total Voting Power (1)
Named Executives and Directors
William Staples (2)	81,787	*	—	*	*
Jessica Ross (3)	—	*	—	*	*
Robin J. Schulman (4)	60,858	*	282,502	1.70%	*
Sivaprasad Padisetty (5)	—	*	—	*	*
Ian Steward (6)	22,887	*	—	*	*
James Shen (7)	17,366	*	—	*	*
Brian Robins (8)	277,788	*	—	*	*
Sabrina Farmer (9)	—	*	—	*	*
Sundeep Bedi (10)	12,413	*	27,000	*	*
Karen Blasing (11)	92,483	*	—	*	*
Sue Bostrom (12)	12,413	*	—	*	*
David Henshall (13)	2,455	*	—	*	*
Matthew Jacobson (14)	587,050	*	—	*	*
Godfrey Sullivan (15)	129,913	*	12,500	*	*
Sytse Sijbrandij (16)	—	*	16,750,651	93.76%	50.43%
All Current Directors and Officers as a Group (12 persons) (17)	1,002,259	*	17,072,653	93.87%	54.14%

Other 5% Stockholders:
BlackRock (18)	7,797,696	5.08%	—	*	2.46%
Eminence Capital, LP (19)	7,702,226	5.02%	—	*	2.43%

*    Represents beneficial ownership of less than 1%
(1)Percentage of total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class. The holders of our Class B common stock are entitled to ten votes per share, and holders of our Class A common stock are entitled to one vote per share.
(2)Consists of 81,787 shares of Class A common stock directly owned by Mr. Staples.
(3)Ms. Ross was appointed as Chief Financial Officer effective January 15, 2026.
(4)Consists of (i) 17,366 shares of Class A common stock directly owned by Ms. Schulman and (ii) 282,502 shares underlying options to purchase Class B common stock that are exercisable within 60 days of April 1, 2026.
(5)Mr. Padisetty was appointed as Chief Technology Officer effective January 15, 2026.
(6)Consists of 22,887 shares of Class A common stock directly owned by Mr. Steward. Mr. Steward was appointed as Chief Revenue Officer effective May 3, 2025.
(7)Consists of (i) 17,366 shares of Class A common stock directly owned by Mr. Shen and (ii) 4,167 shares underlying options to purchase Class B common stock that are exercisable within 60 days of April 1, 2026. Mr. Shen served as our Interim Chief Financial Officer from September 20, 2025 through January 15, 2026.
(8)Consists of (i) 177,788 shares of Class A common stock directly owned by Mr. Robins and, (ii) 100,000 shares of Class A common stock directly owned by The Robins Family Trust, of which Mr. Robins is the sole trustee. Mr. Robins resigned from the Company effective September 19, 2025.
(9)Ms. Farmer resigned from the Company effective January 9, 2026.
(10)Consists of (i) 12,413 shares of Class A common stock directly owned by Mr. Bedi and (ii) 27,000 shares underlying options to purchase Class B common stock that are exercisable within 60 days of April 1, 2026.
(11)Consists of 92,483 shares of Class A common stock directly owned by Ms. Blasing.
(12)Consists of 12,413 shares of Class A common stock directly owned by Ms. Bostrom.
(13)Consists of 12,413 shares of Class A common stock directly owned by Mr. Henshall.
(14)The total reported for Mr. Jacobson consists of 587,050 shares of Class A common stock held by Mr. Jacobson through a trust of which he is a trustee. He disclaims beneficial ownership of the shares held by such trust except to the extent of his pecuniary interest therein, if any. Mr. Jacobson continues to serve as a member of our board of directors. The address for Mr. Jacobson is 394 Pacific Avenue, 2nd Floor, San Francisco, California 94111.

(15)Consists of (i) 129,913 shares of Class A common stock directly owned by Mr. Sullivan and (ii) 12,500 shares of Class B common stock.
(16)Consists of (i) 15,250,651 shares of Class B common stock directly held by the Sytse Sijbrandij Revocable Trust dated February 21, 2019, of which Mr. Sijbrandij is the sole trustee, and (ii) 1,500,000 shares underlying options to purchase Class B common stock that are exercisable within 60 days of April 1, 2026.
(17)This total includes the securities beneficially owned by all of our current directors and officers, including, without limitation, the securities described in footnotes (2) through (6) and (10) through (16). Other than as stated in footnotes (2) through (6) and (10) through (16) above, none of our directors or officers is capable of acquiring shares of the Company’s capital stock within 60 days of April 1, 2026 through the vesting of restricted stock units or stock option awards.
(18)As reported in a statement on Schedule 13G filed with the SEC on October 17, 2025, to report beneficial ownership as of September 30, 2025, the securities reported in this row consist of shares of Class A common stock beneficially owned by BlackRock, Inc., in its capacity as a holding company or control person for its subsidiaries. BlackRock, Inc. may be deemed to exercise sole voting and investment discretion with respect to 7,488,957 shares and sole dispositive power with respect to 7,797,696 of Class A common stock. The business address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(19)As reported in a Schedule 13G filed with the SEC on February 17, 2026, to report beneficial ownership as of December 31, 2025, the securities reported in this row consist of shares of Class A common stock beneficially owned by Eminence Capital, LP and Ricky C. Sandler (together, the “Eminence Reporting Persons”). Eminence Capital, LP, as investment adviser to certain investment funds and separately managed accounts, and Mr. Sandler, as Chief Executive Officer and control person of Eminence Capital, LP, have reported that they may be deemed to have shared voting power and shared dispositive power with respect to 7,702,226 shares of Class A common stock, representing 5.1% of the outstanding shares. The business address of the Eminence Reporting Persons is 399 Park Avenue, 25th Floor, New York, NY 10022.

EXECUTIVE OFFICERS

The names of our executive officers, their ages as of the date of this Proxy Statement and their positions are shown below:

Name	Age	Position(s)
Executive Officers:
William Staples	53	Chief Executive Officer and Director
Jessica Ross	49	Chief Financial Officer
Robin J. Schulman	52	Chief Legal Officer, Head of Corporate Affairs, and Corporate Secretary
Sivaprasad Padisetty	57	Chief Technology Officer
Ian Steward	38	Chief Revenue Officer

Our board of directors chooses executive officers, who then serve at the discretion of our board of directors. There is no family relationship between any of the directors or executive officers and any of our other directors or executive officers.

For information regarding Mr. Staples, please refer to “Proposal No. 1—Election of Directors.”

Jessica Ross has served as our Chief Financial Officer since January 2026. Ms. Ross previously served as Senior Vice President and Chief Financial Officer of Frontdoor, Inc., a leading provider of home warranties and new home structural warranties in the United States from December 2022 to November 2025. From March 2019 to November 2022, Ms. Ross served in roles of increasing responsibilities at Salesforce, Inc., a global leader in customer relationship management technology, including Executive Vice President, Enterprise Strategy and Operational Excellence, and Executive Vice President, Finance Chief Transformation Officer. From September 2017 to March 2019, Ms. Ross served as Vice President and Chief Accounting Officer of Stitch Fix, Inc., a leading online personal styling service. Ms. Ross holds a Bachelor’s degree in Business Administration from U.C. Berkeley’s Haas School of Business and an M.B.A. from The Wharton School of the University of Pennsylvania. She also holds a Certified Public Accountant (CPA) license in the State of California, which is currently in retired status.

Robin J. Schulman has served as our Chief Legal Officer and Corporate Secretary since December 2019 and also oversees global Corporate Affairs. Ms. Schulman also served as our Acting Chief Information Security Officer from September 2022 to June 2023. Prior to joining us, from February 2018 to November 2019, Ms. Schulman served as the Senior Vice President, Chief Legal Officer, and Corporate Secretary at Couchbase, Inc., a computer technology company. Prior to Couchbase, Inc., from December 2013 to February 2018, Ms. Schulman served as the General Counsel, Corporate Secretary, and Chief Compliance Officer at New Relic, Inc., an enterprise software company. From May 2010 through December 2013, Ms. Schulman served as Legal Counsel at Adobe Systems Incorporated, a computer software company, and from September 2006 to April 2010, Ms. Schulman served as an Associate at Fenwick & West LLP, a law firm providing legal services to technology and life science companies. Since 2021, Ms. Schulman has also served as a Board Member to a private biotech company. Ms. Schulman earned a B.F.A. in Dramatic Writing and Film from New York University and a J.D. from Rutgers University School of Law.

Sivaprasad Padisetty has served as our Chief Technology Officer since January 2026. Mr. Padisetty previously served as Chief Technology Officer of New Relic, Inc., a tracking and analytics software company, from September 2022 to January 2026. From March 2014 to October 2022, Mr. Padisetty served in roles of increasing responsibility at Amazon.com, Inc., a global technology company, including General Manager, Management Tools and Director & Head of EC2 Windows, and prior to that served in a number of roles of increasing responsibility at Microsoft Corporation. Mr. Padisetty holds a B.S. in Mechanical Engineering and a M.S. in Computer Science from Anna University Chennai.

Ian Steward has served as our Chief Revenue Officer since May 2025, where he has led our go-to-market strategy, ensuring seamless customer and partner engagement and driving robust business growth. He has previously served as Chief Revenue Officer of Tricentis, where he led the global revenue organization through a period of substantial growth and market expansion. He also served as Tricentis’ Senior Vice President of Americas following the company’s acquisition of QA Symphony, where he built and scaled the global sales team as the Global Vice President of Sales.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis provides an overview of the material components of our executive compensation program during fiscal year 2026, including our executive compensation policies and practices, how and why the compensation and leadership development committee (“CLDC”) arrived at the compensation decisions for our named executive officers (“NEOs”) and the key factors the CLDC considered in making those decisions.
Our NEOs for fiscal year 2026 consisted of the following individuals:
●William Staples, Chief Executive Officer;
●Jessica Ross, Chief Financial Officer;
●Robin Schulman, Chief Legal Officer, Head of Corporate Affairs, and Corporate Secretary;
●Sivaprasad Padisetty, Chief Technology Officer;
●Ian Steward, Chief Revenue Officer;
●James Shen, Former Interim Chief Financial Officer;
●Brian Robins, Former Chief Financial Officer; and
●Sabrina Farmer, Former Chief Technology Officer.

On December 2, 2025, our board of directors appointed Jessica Ross as our Chief Financial Officer, effective on January 15, 2026. Ms. Ross replaced Mr. Shen, who our board of directors appointed as our Interim Chief Financial Officer on September 19, 2025 and who stepped down effective January 15, 2026, returning to his role as Vice President of Finance. Mr. Padisetty was appointed as Chief Technology Officer effective January 15, 2026. Mr. Robins resigned from his position as Chief Financial Officer effective September 19, 2025. Ms. Farmer resigned from her position as Chief Technology Officer effective January 9, 2026. Mr. Steward was appointed as Chief Revenue Officer effective May 3, 2025.
Executive Summary
2026 Business Highlights
We are an intelligent orchestration platform for DevSecOps, where software teams and their Artificial Intelligence (“AI”) agents stay in flow to ship software faster. Built with a unified data model, our platform brings together development, operations, Information Technology (“IT”), security, and business teams across the entire software development lifecycle to deliver better, more secure software, faster.
During fiscal year 2026, we made significant progress on our business goals, with strong results across all our key operating metrics, including the following achievements that impacted executive compensation:
●Total revenue was $955.2 million, representing 26% year-over-year growth;
●GAAP operating margin was (7)% compared to (19)% in fiscal year 2025; Non-GAAP operating margin was 17% compared to 10% in fiscal year 2025;
●Customers with more than $5,000 of annual recurring revenue (“ARR”) reached 10,682, an increase of 8% year-over-year;
●Customers with more than $100,000 of ARR reached 1,456, an increase of 18% year-over-year;
●Customers with more than $1,000,000 of ARR reached 155, up 26% from the fourth quarter of fiscal year 2025; and
●Dollar-Based Net Retention Rate was 118% as of the end of fiscal year 2026.
The goal of our compensation programs is to ensure that the interests of our team members, including our NEOs, are aligned with the interests of our stockholders and our business goals, and that the total compensation paid to each of our NEOs is fair, reasonable, and competitive.
By delivering compensation in a mix of fixed and variable pay, including long-term vesting equity awards, we seek to align the incentives of our NEOs with the achievement of long-term business objectives and financial performance as well as our core values. Further, a majority of total direct compensation for our NEOs is awarded in the form of at-risk cash annual incentives and long-term vesting equity awards including a mix of RSUs and performance stock units (“PSUs”).
A Note on Non-GAAP Measures & Key Operating Metrics
As further described below, our executives’ performance is, in part, measured and rewarded based on GitLab’s achievement of certain non-GAAP financial measures and operating metrics: Net Annual Recurring Revenue (“Net ARR”), non-GAAP Operating Income (“NGOI”) (which we also refer to as loss from operations on a non-GAAP basis), and Run Rate Revenue.
Net ARR is the change in ARR from one period to another on a bookings basis, which is measured by opportunity close date. We define annual recurring revenue as the annual run-rate revenue of subscription agreements, including our self-managed and SaaS offerings but excluding professional services, from all customers as measured on the last day of a given month. We calculate ARR by taking the monthly recurring revenue (“MRR”) and multiplying it by 12. MRR for each month is calculated by aggregating, for all customers during that month, monthly revenue from committed contractual amounts of subscriptions, including our self-managed license, self-managed subscription, and SaaS subscription offerings but excluding professional services.
We define NGOI by starting with GAAP operating income (loss) and then adding back several categories of expenses that we consider non-indicative of our ongoing operations. Specifically, we define non-GAAP financial measures as GAAP measures excluding items such as: stock-based compensation expense, amortization of acquired intangible assets, foreign exchange (gain) loss, equity method investment loss and impairment, acquisition-related expenses, charitable donation of common stock, restructuring charges, non-recurring income tax adjustments, and other expenses that we believe are not indicative of its ongoing operations.
We define “run-rate revenue” as the sum of the most recent three months of revenue at the end of each quarter multiplied by 4.
A reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, is provided in “Appendix A—Reconciliation of Non-GAAP Measures”.

2026 Compensation Highlights
Our fiscal year 2026 compensation plans and payouts for our NEOs reflect our overarching philosophy of pay-for-performance. Highlights of our compensation program include:
●Competitive salary increases: Salary increases were targeted to align with the competitive range of our public company peers.
●Rigorous annual incentive goals: Our NEOs were eligible to earn cash annual incentives based on our level of achievement of Net ARR and NGOI margin. Based on our actual performance and eligible earnings, each eligible NEO earned a bonus equal to approximately 75% of their respective target.
●Time and Performance-Based Long-Term Equity Awards: Long-term incentives in the form of equity awards are a key component of our NEOs compensation. In fiscal year 2026, the CLDC granted executive annual equity awards consisting of PSUs and RSUs. This introduction of PSUs as a component of annual long-term incentives reflects the CLDC's commitment to linking executive compensation directly to company financial performance and long-term stockholder value, while also supporting the retention of key leadership talent. PSUs granted in fiscal year 2026 represented 40% of the target long-term incentive value granted to eligible NEOs and were eligible to be earned based on our level of achievement of Net ARR growth and NGOI targets. Our actual achievement for the fiscal year fell below the thresholds required to earn a payout, resulting in the forfeiture of PSUs granted in fiscal year 2026.
●CEO Compensation: Mr. Staples was not eligible for a base salary adjustment or annual long-term incentive award due to the timing of his start date as our Chief Executive Officer in December 2024. During fiscal year 2026, Mr. Staples was eligible to earn a portion of this new hire long-term incentive award that was tied to our level of achievement of Net ARR growth and NGOI targets. Our actual achievement for the fiscal year fell below the threshold required to earn a payout, resulting in the forfeiture of PSUs tied to fiscal year 2026 performance. Mr. Staples’ fiscal year 2026 realized compensation of approximately $5.1 million was below the peer group competitive range, driven by PSU outcomes and stock price performance, underscoring the pay-for-performance alignment of our performance programs.
●Benefits and stock purchase plan: We offer competitive employee benefit plans, including health, welfare and retirement benefits, and an opportunity for team members to participate in an employee stock purchase program.
Compensation Philosophy and Objectives
Our mission is to empower customers to deliver secure software, faster. Our compensation programs are designed to support our mission by providing competitive and transparent compensation that:
●supports our ability to recruit, retain, and motivate top talent;
●aligns the interests of our executives with those of our stockholders;
●reinforces a strong pay-for-performance culture; and
●balances short- and long-term corporate goals and strategies.
We seek to achieve these objectives by providing executive talent with compensation that is competitive with the practices of companies in our peer group and marketplace, with individual pay decisions approved in the context of both the company’s and individual performance.
We are committed to iteration and transparency, and we welcome contributions from our team members and stakeholders as we strive to maintain a fair and equitable compensation program that supports our long-term growth and success.
In addition, the CLDC seeks to ensure that we maintain sound governance in setting our compensation policies and practices. In designing and overseeing our executive compensation program, we strive to employ best practices and regularly assess our policies and practices.

What we do	What we don’t do
●A significant portion of our executive compensation program is contingent upon company performance measures that are disclosed to our stockholders
●Prior to making executive compensation decisions, we review peer company compensation data
●Our NEOs participate in broad-based company-sponsored health and welfare benefits programs on the same basis as our other full-time, salaried team members
●We ensure that short-term cash incentives and any PSU awards we may grant cap maximum payouts
●Our CLDC retains the services of Compensia as an independent consultant to advise the CLDC on compensation matters related to our executive and director compensation programs; Compensia does not perform any other services for GitLab

●We do not provide tax gross-ups related to change in control
●NEOs may not directly or indirectly pledge GitLab’s common stock as collateral for any obligation without approval
●NEOs may not directly or indirectly engage in transactions intended to hedge or offset the market value of GitLab’s common stock owned directly or indirectly
●We do not provide guaranteed compensation increases or bonuses to any of our NEOs

Executive Compensation Program Design
Our CLDC believes that our executive compensation programs should be tied to our overall performance and aligned with our core values. Our CLDC evaluates our compensation philosophy and executive compensation programs annually, confirming that our programs (i) remain competitive relative to our market and peer group for attracting and retaining executive talent and (ii) align with our strategic objectives. By delivering compensation in a mix of fixed and variable pay, including long-term vesting equity awards, we seek to align the incentives of our NEOs with the achievement of long-term business objectives and financial performance that drives sustained stockholder value.

To support our long-term objectives and reinforce a strong pay-for-performance culture, a majority of total direct compensation for our NEOs is awarded in the form of at-risk cash annual incentives and long-term vesting equity awards. In addition, our compensation program includes competitive base salaries and standard health and welfare benefits that are generally available to our other team members, including medical, dental, vision, life, and disability insurance and 401(k) plans.
To assess the competitiveness of our total direct compensation, the CLDC also considers the total direct compensation among companies in our peer group. The CLDC does not have a set formula by which it determines how much of the executive’s compensation is fixed (e.g., base salary) rather than variable or at-risk.
To align executive compensation with overall Company financial performance and the long-term interests of our shareholders, the CLDC implemented granting annual equity awards as a combination of RSUs and PSUs. The introduction of PSUs as a component of annual long-term incentives was intended to further strengthen pay-for-performance in our executive compensation program and align the interests of our executives with those of our long-term stockholders.
For fiscal year 2026, the material elements of our executive compensation program were:

Compensation Element	Overview	Purpose
Base Salary	Base salaries provide a fixed level of compensation tied to competitive market practice among peers and comparable software companies	Designed to attract and retain highly talented executives by providing fixed compensation amounts that are competitive in the market and reward performance
Annual Cash Incentive	Annual cash incentives provide a shorter-term incentive for executives based on achievement of annual goals tied to Net ARR and NGOI	Designed to motivate our executives to achieve short-term financial objectives while making progress towards longer-term value creation
Long-Term Incentive Equity	Annual long-term incentives were granted in a combination of RSUs and PSUs, which were eligible to be earned based on pre-established financial metrics approved by the CLDC

	New hire equity awarded to Ms. Ross and Mr. Padisetty consisted solely of time-based RSUs. As each was hired late in fiscal year 2026, the CLDC determined that their new hire grants would be delivered exclusively in the form of RSUs to support near-term retention, consistent with market practice for newly hired executives	Designed to align the interests of our executives and stockholders by motivating executives to create sustainable long-term stockholder value
Benefits	We offer competitive health and welfare benefits, a 401(k) plan, participation in an employee stock purchase program, and other employee benefit plans	Designed to align with competitive norms for comparable companies

Say on Pay Vote
We will be holding a non-binding stockholder advisory vote on the compensation of our named executive officers (the “Say-on-Pay vote”) at the Annual Meeting. We value the opinions of our stockholders and the CLDC and the board of directors will consider the outcome of stockholder advisory votes, including the vote which will take place at the Annual Meeting, when we make compensation decisions for the NEOs.

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our stockholders have the opportunity to cast an annual non-binding advisory vote to approve the compensation of our NEOs as disclosed pursuant to the SEC’s compensation disclosure rules which includes the Say-on-Pay vote. The Say-on-Pay vote gives our stockholders the opportunity to express their views on our NEOs’ compensation. At the 2025 annual meeting of stockholders, approximately 83.7% of votes cast supported our executive compensation program. While evaluating our executive compensation program during fiscal year 2025, our CLDC considered the results of the Say-on-Pay vote as well as stockholder feedback. Taking into consideration stockholder support of our fiscal year 2025 executive compensation program, the CLDC decided to maintain the compensation philosophy and objectives and general approach to executive compensation from the prior year. The primary change in our executive compensation program for fiscal year 2026 was the inclusion of PSUs as an ongoing element of annual compensation for our NEOs. This enhancement, which was approved prior to the 2025 annual meeting of stockholders, reflects the CLDC’s ongoing commitment to refining our compensation programs to remain competitive and to further align executive pay with stockholder interests. However, we continually evaluate and refine our executive compensation practices to ensure they remain competitive and align to the interests of our stockholders. The board of directors and the CLDC will continue to consider the outcome of our annual Say-on-Pay votes and any other feedback received from stockholders throughout the year when making compensation decisions for our executive officers in the future.

Compensation Decision-Making Process
Determination of Compensation Awards
The CLDC’s goal is generally to target elements of compensation within a competitive range, using a balanced approach that does not use rigid percentiles to target pay levels for each compensation element. For fiscal year 2026, the CLDC reviewed each element of compensation described below and set the target total direct compensation opportunities of our NEOs after taking into consideration the following factors:
●market data, including practices among companies in our compensation peer group;
●each executive officer’s scope of responsibilities;
●each executive officer’s tenure, skills, and experience;
●each executive officer’s performance;
●internal pay equity across the executive management team;
●our overall performance, taking into consideration performance versus internal plans and industry peers;
●the recommendations of our CEO (other than with respect to the CEO’s own compensation); and
●general market conditions.
The CLDC does not assign relative weights or rankings to any of these factors and does not solely use any quantitative formula, target percentile, or multiple for establishing compensation among the executive officers or in relation to competitive market data.
Role of the Compensation and Leadership Development Committee
The CLDC is responsible for overseeing our executive compensation program and all related policies and practices.
The CLDC’s primary duties are to regularly meet, review, and advise our board of directors on our overall compensation philosophy, policies, and plans, including a review of both regional and industry compensation practices and trends. The CLDC meets regularly during the fiscal year both with and without the presence of our CEO and other NEOs. The CLDC also discusses compensation issues with our CEO (except with respect to the CEO’s own compensation) and other members of the board of directors between its formal meetings.
Role of Management
Our people group, finance and legal teams support the CLDC in designing our executive compensation program and analyzing competitive market practices. In addition, members of management, including our CEO, regularly participate in CLDC meetings to provide input on our compensation philosophy and objectives.
Our CEO also evaluates the performance of our executives and provides recommendations to the CLDC regarding the compensation of our NEOs (other than with respect to the CEO’s own compensation). The CLDC reviews and discusses these recommendations and proposals with our CEO and uses them as one factor, among others, in determining and approving the compensation for our NEOs.
Role of the Consultant
The CLDC may engage the services of outside advisors, experts, and others to assist the CLDC. During fiscal year 2026, the CLDC retained the services of Compensia as independent compensation consultant to advise the CLDC on compensation matters related to our executive and director compensation programs. In fiscal year 2026, Compensia provided the following support:
●assisted in the review and updating of our compensation peer group;
●analyzed the executive compensation levels and practices of the companies in our peer group;
●provided advice with respect to compensation best practices and market trends for our current CEO, NEOs, and members of board of directors;
●assisted with the design of the short-term and long-term incentive compensation plans when appropriate;
●performance goals and targets for our NEOs and other executives; and
●provided ad hoc advice and support throughout the year.
Compensia reported to and worked for the CLDC. Prior to engaging Compensia, the CLDC considered the specific independence factors adopted by the SEC and Nasdaq, and determined that Compensia is independent and that Compensia’s work did not raise any conflicts of interest.
Role of Competitive Market Data
As part of its annual compensation review process, the CLDC generally reviews competitive market data for positions comparable to those of our NEOs and other key executives.
In September 2024, the CLDC reviewed the executive compensation practices of GitLab’s peer group. The executive compensation peer group approved by the CLDC comprised direct competitors and cloud, enterprise, and security software companies. Additional factors that were considered in identifying peers included:
●revenue between about $310 million and $1.2 billion and a preference for strong revenue growth;
●a market capitalization between $2.6 billion and $23.8 billion; and
●headquarters in the United States with a preference in major metro areas and tech hubs.

Based on these criteria the CLDC approved the following peer group of 19 companies for fiscal year 2026 compensation related decisions:

●AppFolio ●Asana ●Bill.com ●BlackLine ●Braze ●Confluent ●Dynatrace ●Elastic N.V. ●Five9 ●Freshworks	●Klaviyo ●MongoDB ●Procore Technologies ●Qualys ●Rubrik ●SentinelOne ●Smartsheet ●Tenable Holdings ●UiPath
The CLDC evaluates the peer group annually, and modifies the peer group as needed. Relative to the peer group approved for supporting fiscal year 2026 pay decisions, and taking into consideration the criteria above, the peer group was modified to remove Cloudflare, Datadog, HashiCorp, Samsara, Sprinklr, and Zscaler. HashiCorp was removed due to an acquisition in February 2025. Datadog and Zscaler were removed based on high market cap and revenue. Sprinklr was removed based on low market cap. Cloudflare and Samsara were removed given their size, however, we included them within a reference peer group. AppFolio, Braze, Klaviyo, Qualys, and Rubrik were added to the peer group based on their comparable revenue, similar industry profiles and financial characteristics.
Given that not all of the peer companies report data for a position comparable to each of our executive officers, the CLDC also reviewed and utilized market data from the Radford Global Technology Survey. Our CLDC utilizes market data as one reference point along with various other factors, such as the individual’s performance, experience, and competitive market conditions in making compensation decisions. As such, the CLDC does not commit to setting GitLab’s executive pay levels at any particular percentile of the peer group.
Policies and Practices Related to the Grant of Certain Equity Awards

We do not currently grant stock options as part of our equity compensation programs. If stock options were to be granted in the future, we would not grant such options in anticipation of the release of or when in possession of material nonpublic information that is likely to result in changes to the price of our Class A common stock. In addition, we generally do not grant equity awards (none of which include an exercise price related to the market price of our Class A common stock on the date of grant) at any time during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form 8-K that discloses material nonpublic information.
During fiscal year 2026, (i) none of our NEOs were awarded stock options with an effective grant date during any period beginning four business days before the filing or furnishing of a Form 10-Q, Form 10-K, or Form 8-K that disclosed material nonpublic information, and ending one business day after the filing or furnishing of such reports, and (ii) we did not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Principal Elements of Compensation
Base Salary
Base salary is the primary fixed component of GitLab’s executive compensation program. Base salaries for our executive officers are generally reviewed and adjusted (if applicable) annually; adjustments to base salary are typically effective on the first day of the applicable fiscal year. In fiscal years 2025 and 2026, the base compensation for our NEOs was as follows:

Executive	Fiscal Year 2025 Base Salary	Fiscal Year 2026 Base Salary	% Change
W. Staples	$600,000	$600,000	0%
J. Ross (1)	—	$505,000	—
R. Schulman	$440,000	$455,000	3%
S. Padisetty (2)	—	$460,000	—
I. Steward (3)	—	$475,000	—
J. Shen (4)	$326,000	$352,154	8%
B. Robins (5)	$450,000	$505,000	12%
S. Farmer (6)	$450,000	$465,000	3%
(1)Ms. Ross was appointed as Chief Financial Officer effective January 15, 2026.
(2)Mr. Padisetty was appointed as Chief Technology Officer effective January 15, 2026.
(3)Mr. Steward was appointed as Chief Revenue Officer effective May 3, 2025.
(4)Mr. Shen stepped down from the role of Interim Chief Financial Officer effective January 15, 2026.
(5)Mr. Robins resigned from the Company effective September 19, 2025.
(6)Ms. Farmer resigned from the Company effective January 9, 2026.

Base salary adjustments from fiscal year 2025 to fiscal year 2026 were made with reference to competitive market data, and additional considerations described above, including the scope of role and individual performance of our NEOs. Mr. Staples was not eligible for a base salary adjustment due to the fact that he started as our CEO in December 2024. The actual base salaries paid to our NEOs in fiscal year 2025 and fiscal year 2026 are as set forth in the “Summary Compensation Table” below.

Cash Annual Incentive Compensation
Our cash incentive bonus plan motivates and rewards our executives for achievements relative to our goals and expectations for each fiscal year. Each NEO has a target bonus opportunity, defined as a percentage of their respective annual base salary. Following the end of each fiscal year, our CLDC determines the annual cash incentive bonuses paid to our NEOs based on GitLab’s financial performance for the applicable fiscal year relative to GitLab’s annual approved budget and achievement of corporate objectives for the applicable fiscal year. Bonuses are paid in two installments after the first and second half of the fiscal year.
Fiscal Year 2026 Target Annual Bonuses
At the beginning of each fiscal year, the CLDC reviews and approves the target annual bonus for each of our executive officers, including our NEOs. The CLDC considers the factors described in “Compensation Decision-Making Process—Determination of Compensation Awards”, with an emphasis on market data from our peer group for comparable positions. Target annual bonuses are determined with respect to the same corporate objectives and formula for all of our executive officers, including our NEOs. The independent members of our board of directors review any annual target established for GitLab’s CEO.
In the first quarter of fiscal year 2026, the CLDC reviewed the target annual bonuses of our executive officers, including our NEOs, and approved the fiscal year 2026 target annual bonuses of our NEOs below:

Executive	Base Salary	Target Bonus	Target Bonus Opportunity
W. Staples	$600,000	100%	$600,000
J. Ross (1)	$505,000	75%	$378,750
R. Schulman	$455,000	50%	$227,500
S. Padisetty (2)	$460,000	60%	$276,000
I. Steward (3)	$475,000	100%	$475,000
J. Shen (4)	$352,154	30%	$105,646
B. Robins (5)	$505,000	75%	$378,750
S. Farmer (6)	$465,000	60%	$279,000
(1)Ms. Ross was appointed as Chief Financial Officer effective January 15, 2026.
(2)Mr. Padisetty was appointed as Chief Technology Officer effective January 15, 2026.
(3)Mr. Steward was appointed as Chief Revenue Officer effective May 3, 2025.
(4)Mr. Shen stepped down from the role of Interim Chief Financial Officer effective January 15, 2026.
(5)Mr. Robins resigned from the Company effective September 19, 2025.
(6)Ms. Farmer resigned from the Company effective January 9, 2026.

Fiscal Year 2026 Corporate Performance Targets
When designing GitLab’s non-equity incentive plan for fiscal year 2026 (the “2026 Bonus Plan”) the CLDC determined that the 2026 Bonus Plan should continue to align the interests of our executives with those of our stockholders, and reward performance that would increase the value of GitLab to our stockholders. Accordingly, the CLDC decided that payments under the 2026 Bonus Plan would depend on GitLab’s achievement of certain Net ARR and NGOI (each as defined in “Executive Summary—A Note on Non-GAAP Measures & Key Operating Metrics”) goals for fiscal year 2026, with Net ARR weighted at 70% and NGOI weighted at 30% of the total non-equity bonus award.
Our CLDC selected Net ARR as a key indicator of the scale, durability, and growth trajectory of our recurring revenue base, reflecting both new customer acquisition and retention of existing customers. As such, it aligns management incentives with sustainable long-term value creation by rewarding growth in predictable, high-quality revenue. In addition, non-GAAP operating income margin enables consistent evaluation of our operating performance. Incorporating this metric in the bonus plan reinforces disciplined cost management and efficient scaling of the business as revenue grows.

Under the 2026 Bonus Plan, no bonus was payable with respect to a particular measure (Net ARR or NGOI) if the percentage achievement was below certain Net ARR and NGOI thresholds. If either Net ARR or NGOI was at or above certain threshold value/percentages, the payout with respect to those measures was between 50% and 200% of the target bonus, interpolated on a straight-line basis in the event of actual performance between the threshold and target or between target and maximum performance objectives. We have not disclosed the specific target levels of Net ARR because we believe that disclosure would result in competitive harm by revealing sensitive strategic financial objectives that could be used by our competitors to their advantage; however, we note that the target levels were set at levels that the CLDC determined to be challenging but achievable with strong execution of our strategic plan.

	Threshold		Target		Maximum
NGOI	11%	50% Payout	14-16%	100% Payout	>24%	200% Payout
Fiscal Year 2026 Corporate Bonus Results
In March 2026, the CLDC determined that for the purposes of determining payouts to the 2026 Bonus Plan, GitLab’s performance achievement against target was equal to 89.2% of Net ARR and 110.3% of NGOI targets for the year, respectively. As a result, the weighted payout for the 2026 Bonus Plan was equal to 74.51% of target.

Long-Term Incentives
We grant annual long-term incentive equity awards with multi-year vesting requirements to incentivize and reward our NEOs for long-term corporate performance based on the value of our common stock and, thereby, aligning the interests of our NEOs with those of our stockholders. The CLDC determined that fiscal year 2026 annual long-term incentives granted to our NEOs would be delivered in a mix of 60% RSUs and 40% PSUs, which are eligible to be earned based on our achievement of Net ARR and NGOI targets for fiscal year 2026.
Incorporation of PSUs as a regular component of annual long-term incentives was intended to further strengthen pay-for-performance in our executive compensation program and align the interests of our executives with those of our long-term stockholders.

The annual equity awards granted to our NEOs were determined by our CLDC after reviewing data from a competitive market analysis prepared by Compensia. In addition, GitLab’s CLDC considers the input of our CEO regarding the individual performance and pay levels for his direct reports.

The CLDC regularly evaluates our executive compensation programs to ensure that the programs support retention and a strong pay-for-performance culture, provide competitive compensation opportunities, and align with our long-term business objectives.
Fiscal Year 2026 Annual Awards
Except as otherwise noted below, in April 2025, the CLDC approved the following equity awards consisting of RSUs and PSUs to our eligible NEOs. As noted, Mr. Staples was not eligible for an annual long-term incentive award during fiscal year 2026 because his new hire equity award was granted in December 2024. In addition, Ms. Ross and Mr. Padisetty were granted new hire equity awards in March 2026, after the end of our fiscal year 2026.

Executive	RSUs Granted	PSUs Granted	Total Grant Value
W. Staples (1)	—	—	—
J. Ross (2)	—	—	—
R. Schulman (3)	38,823	25,882	$2,769,374
S. Padisetty (4)	—	—	—
I. Steward (5)	184,615	123,076	$12,935,330
J. Shen (6)	28,267	—	$1,290,934
B. Robins (7)	79,411	52,941	$5,664,666
S. Farmer (8)	50,588	33,725	$3,608,596
(1)Mr. Staples was appointed as Chief Executive Officer effective December 5, 2024.
(2)Ms. Ross was appointed as Chief Financial Officer effective January 15, 2026.
(3)The PSU grant was issued on April 10, 2025 and will vest quarterly over 2 years.
(4)Mr. Padisetty was appointed as Chief Technology Officer effective January 15, 2026.
(5)Mr. Steward was appointed as Chief Revenue Officer effective May 3, 2025. The RSU and PSU grants were issued on June 18, 2025 and the number of PSUs included in the table assumes achievement of market-based goals at the target level of each performance tranche.
(6)Mr. Shen stepped down from the role of Interim Chief Financial Officer effective January 15, 2026.
(7)Mr. Robins resigned from the Company effective September 19, 2025. The PSU grant was issued on April 10, 2025 and will vest quarterly over 2 years.
(8)Ms. Farmer resigned from the Company effective January 9, 2026. The PSU grant was issued on April 10, 2025 and will vest quarterly over 2 years.

The RSU grants in the table above, except for Mr. Steward’s RSU award, were issued on April 10, 2025, and will vest quarterly over four years and were approved in accordance with the requirements of our equity granting policies. Mr. Steward’s RSU grant was issued on June 18, 2025, will vest quarterly over four years, was subject to a 6 month cliff, and was approved in accordance with the requirements of our granting policies.

PSUs granted in fiscal year 2026 are based on a one-year performance period; at the conclusion of the performance period and following certification of the results, one-third of the earned award vests, with the remaining two-thirds of the earned awards vesting quarterly over the following two years. Fiscal year 2026 PSUs are eligible to be earned up to 200% of the target amount based on our level of achievement of Net ARR. In addition, the payout will be capped at 100% of target if an NGOI threshold is not achieved.

Fiscal year 2026 represented the first year that PSUs were included as an ongoing component of our executive long-term incentive program. The weighting and performance measurement approach, including the use of a 1-year performance period, was approved by the CLDC in connection with a broad assessment of our approach to executive compensation, accounting for our compensation objectives as well as market practice among companies in our peer group and broader market for talent. The CLDC believes that the design of the fiscal year 2026 PSUs appropriately balanced retention and motivational objectives of our compensation philosophy.

Fiscal Year 2026 PSU Achievement

Our actual achievement for fiscal year 2026 fell below the threshold Net ARR achievement required for a payout under the fiscal year 2026 PSU plan. As a result, the PSUs described in the table above were forfeited. We have not disclosed the specific target levels of Net ARR because we believe that disclosure would result in competitive harm by revealing sensitive strategic financial objectives that could be used by our competitors to their advantage; however, we note that the target levels were set at levels that the CLDC determined to be challenging but achievable with strong execution of our strategic plan.

CEO New Hire Equity

In December 2024, in connection with this appointment as our CEO, Mr. Staples was granted equity in a mix of RSUs, which were eligible to vest over a 4-year time horizon, and PSUs, which were eligible to vest based on our level of achievement of Net ARR and NGOI margin targets applicable to performance periods tied to fiscal year 2026, fiscal year 2027, and fiscal year 2028. Each fiscal year is weighted equally, and the financial goals for each year were established at the grant date of the award. Following the conclusion of our fiscal year 2026, the CLDC determined that our Net ARR achievement fell below the threshold required for a payout in connection with the fiscal year 2026 performance period. As a result, the PSUs tied to his fiscal year 2026 performance period, representing one-third of Mr. Staples’s new hire PSU award, were forfeited.
New Hire Equity Awards
Our NEOs for fiscal year 2026 include three newly appointed executives during the year. In connection with each of these executive appointments, our CLDC, advised by its independent compensation consultant Compensia, sought to deliver a competitive level of compensation that aligns with our desired pay-for-performance culture and objectives. The CLDC reviewed market data among companies in our compensation peer group as well as new-hire equity compensation among recently hired executives. In addition to market data, our CLDC considered the highly competitive market for talented, experienced executives and the relevance of each NEO’s background and experience.
In February 2025, the board of directors appointed Ian Steward as our Chief Revenue Officer, effective as of May 3, 2025. Our CLDC approved a $9.0 million RSU award, which was issued in June 2025, with each RSU having a contingent right to receive one share of our Class A common stock. This RSU grant vests as follows: 2/16th of the shares underlying the RSUs on December 15, 2025, and thereafter an additional 1/16th of the RSUs vest on a quarterly basis subject to Mr. Steward’s continuous employment with the Company as Chief Revenue Officer and other customary provisions as set forth in the award agreement pursuant to the Company’s 2021 Equity Incentive Plan. A $6.0 million PSU award was also granted and is eligible to vest based on our level of achievement of Net ARR and NGOI targets applicable to performance periods tied to fiscal year 2026, fiscal year 2027, and fiscal year 2028. Following the conclusion of our fiscal year 2026, the CLDC determined that our Net ARR achievement fell below the threshold required for a payout in connection with the fiscal year 2026 performance period. As a result, the PSUs tied to his fiscal year 2026 performance period, representing one-third of Mr. Steward’s new hire PSU award were forfeited.
On December 2, 2025, the board of directors appointed Jessica Ross as our Chief Financial Officer, effective as of January 15, 2026. Our CLDC approved a $15.0 million RSU award, which was issued in March 2026, with each RSU having a contingent right to receive one share of our Class A common stock. This RSU grant will vest as follows: 2/16th of the shares underlying the RSUs on September 15, 2026, and thereafter an additional 1/16th of the RSUs will vest on a quarterly basis subject to Ms. Ross’ continuous employment with the Company as Chief Financial Officer and other customary provisions as set forth in the award agreement pursuant to the Company’s 2021 Equity Incentive Plan.
On January 15, 2026, the board of directors appointed Sivaprasad Padisetty as our Chief Technology Officer, effective as of January 15, 2026. Our CLDC approved a $13.0 million RSU award, which was issued in March 2026, with each RSU having a contingent right to receive one share of our Class A common stock. This RSU grant will vest as follows: (a) 18% of total grant, vesting on September 15, 2026; (b) 9% of the total vesting on each of December 15, 2026 and March 15, 2027; (c) 7.5% vesting quarterly thereafter beginning June for calendar year 2027, through March of 2028 on each of the Quarterly Vesting Dates; and (d) 4.25% vesting quarterly beginning June for calendar year 2028, through March of 2030 subject to Mr. Padisetty’s continuous employment with the Company as the Chief Technology Officer and other customary provisions as set forth in the award agreement pursuant to the Company’s 2021 Equity Incentive Plan.

Other Compensation Policies and Practices
Severance and Change in Control Arrangements

The Company maintains offer letters and an Executive Severance Plan that provide certain post-employment payments and benefits to executive officers, including the NEOs, and select key team members upon a qualifying termination of employment, including terminations occurring in connection with a change in control of the Company. Additional information regarding these arrangements, including estimated potential payments and benefits payable to the NEOs, is set forth under “Potential Payments on Termination or Change of Control” in the “Compensation Tables” section of this Proxy Statement.

The Compensation Committee believes that severance and change in control protections are a critical and necessary component of the Company's executive compensation program. In light of the competitive landscape for senior leadership talent within the Company's industry, these provisions support the Company's ability to attract, retain, and develop highly qualified executive talent.

Benefits and Perquisites

Our executive officers generally participate in the same benefit plans with the same terms that are available to our full-time team members. We do not maintain any executive perquisite programs or other personal benefits.
Anti-hedging Policy
Under our Insider Trading Policy, we prohibit team members, contractors, consultants and members of our board of directors, as well as their immediate family members and people sharing their households and anyone subject to their influence or control (collectively, “Insiders”) from engaging in hedging or monetization transactions involving GitLab securities, such as zero cost, collars and forward sale contracts, or contribute our securities to exchange funds in a manner that could be interpreted as hedging in our stock.

Anti-pledging Policy
Under our Insider Trading Policy, we prohibit Insiders from pledging or using any GitLab securities as collateral in a margin account or as collateral for a loan unless the pledge has been approved by our Chief Legal Officer.
Compensation Recovery Policy
In November 2023, our Compensation Committee adopted the Compensation Recovery Policy (the “Recovery Policy”), which provides for the recovery of applicable incentive based compensation from current and former executive officers of the Company in the event the Company is required to restate its financial results due to its material non-compliance with any financial reporting requirement under federal securities laws, as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and corresponding Nasdaq listing standards. Recoupment under the Recovery Policy will be required regardless of whether the executive officer or any other person was at fault or responsible for accounting errors that contributed to the need for the financial restatement or engaged in any misconduct.
Compensation Recovery Analysis
As disclosed in “Note 2. Basis of Presentation and Summary of Significant Accounting Policies” to our consolidated financial statements, our Annual Report on Form 10-K reflects our identification and correction of certain errors in our prior year financial statements. The CLDC of our board of directors, consisting entirely of independent directors, conducted a recovery analysis of incentive-based compensation received by our executive officers during the relevant period, as contemplated by Rule 10D-1 under the Exchange Act and in accordance with our Recovery Policy. Based on this analysis, no recovery of incentive-based compensation is required, as the financial statement adjustments did not impact the metrics used to determine incentive compensation during the relevant recovery period, and thus there was no erroneously awarded compensation.
Tax and Accounting Treatment of Compensation
Deductibility of Executive Compensation
Under Section 162(m) of the Internal Revenue Code, compensation paid to each of our “covered employees” that exceeds $1.0 million per taxable year is generally non-deductible. Although the CLDC will continue to consider tax implications as one factor in determining executive compensation, the CLDC also looks at other factors in making its decisions and retains the flexibility to provide compensation for our NEOs in a manner consistent with the goals of our executive compensation program and the best interests of our stockholders, which may include providing for compensation that is not deductible due to the deduction limit under Section 162(m).
Accounting for Stock-Based Compensation
Under ASC 718, we are required to estimate and record an expense for each award of equity compensation over the vesting period of the award. We record share-based compensation expenses on an ongoing basis according to ASC 718. The accounting impact of our compensation programs is one of many factors that the CLDC considers in determining the structure and size of our executive compensation programs.

Summary Compensation Table
The following table provides information concerning compensation awarded to, earned by or paid to each of our NEOs for all services rendered in all capacities during the fiscal years ended January 31, 2026, 2025, and 2024, respectively.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Equity Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($) (3)	Total ($)
William Staples (4) Chief Executive Officer	2026 2025	$600,000 $92,500	— —	— $38,897,496 (5)	$447,060 $92,248	— —	$1,047,060 $39,082,244
Jessica Ross (6) Chief Financial Officer	2026	$22,955	$150,000	—	$12,897	—	$185,852
Robin Schulman Chief Legal Officer, Head of Corporate Affairs, and Corporate Secretary	2026 2025 2024	$451,250 $440,000 $395,000	— — —	$2,769,374 $4,929,333 $1,815,550	$168,113 $216,942 $231,253	$4,888 — $25,000 (7)	$3,393,625 $5,586,275 $2,466,803
Sivaprasad Padisetty (8) Chief Technology Officer	2026	$20,910	—	—	$9,398	$627	$30,935
Ian Steward (9) Chief Revenue Officer	2026	$352,652	—	$12,935,329	$265,442	—	$13,553,423
James Shen (10) Former Interim Chief Financial Officer	2026	$345,615	$60,387	$1,290,934	—	$2,001	$1,708,201
Brian Robins (11) Former Chief Financial Officer	2026 2025 2024	$309,527 $450,000 $430,000	— — —	$5,664,666 $7,908,429 $3,631,100	— $310,622 $352,441	$15,125 — $1,575	$5,989,318 $8,669,051 $4,415,116
Sabrina Farmer (12) Former Chief Technology Officer	2026 2025	$461,251 $450,000	— —	$3,608,596 $13,840,507	— $266,247	$5,287.52 —	$4,075,134 $14,556,754
(1)The amounts presented represent the aggregate grant-date fair value of the stock awards awarded to the NEO during each fiscal year, in accordance with FASB Accounting Standards Codification Topic 718. The grant-date fair value does not take into account any estimated forfeitures related to service-based vesting conditions. The PSUs granted in fiscal year 2025 have a revenue performance condition and a service condition. The value of the number of awards granted that is reflected in the table represents 100% of the target goal under the performance condition. Under the terms of the awards, the recipient may earn between 0% and 200% of the original grant. Should the highest level of the performance condition be achieved, the awards granted in fiscal year 2025 have a grant date fair value of $8,798,790.00 for Mr. Robins and $4,301,624.40 for Ms. Schulman.
(2)The amounts presented represent performance bonuses earned in each fiscal year based on the achievement of corporate performance metrics set by the board of directors.
(3)For Ms. Schulman, Mr. Shen and Mr. Robins, the amounts presented represent 401(k) company matching contributions.
(4)Mr. Staples was appointed as Chief Executive Officer effective December 5, 2024. Amounts presented for fiscal year 2025 represent Mr. Staples’ prorated salary. Mr. Staples’ annual salary for fiscal year 2025 was $600,000.
(5)The PSUs granted in fiscal year 2025 have a revenue performance condition and a service condition. The value of the number of awards granted that is reflected in the table represents 100% of the target goal under the performance condition. Under the terms of the awards, the recipient may earn between 0% and 200% of the original grant. Should the highest level of the performance condition be achieved, the awards granted in fiscal year 2025 have a grant date fair value of $31,117,948 for Mr. Staples, which would result in a total grant date fair value of $54,456,470 for all of Mr. Staples equity awards.
(6)Ms. Ross was appointed as Chief Financial Officer effective January 15, 2026. Amounts presented for fiscal year 2026 represent Ms. Ross’ prorated salary. Ms. Ross’ annual salary for fiscal year 2026 was $505,000. Amounts presented in the Bonus column represent a sign-on bonus in connection with Ms. Ross’s appointment as Chief Financial Officer.
(7)Includes a $5,000 a month stipend approved by the CLDC for Ms. Schulman’s service as Acting Chief Information Security Officer.
(8)Mr. Padisetty was appointed as Chief Technology Officer effective January 15, 2026. Amounts presented for fiscal year 2026 represent Mr. Padisetty’s prorated salary. Mr. Padisetty’s annual salary for fiscal year 2026 was $460,000.
(9)Mr. Steward was appointed as Chief Revenue Officer effective May 3, 2025. Amounts presented for fiscal year 2026 represent Mr. Steward’s prorated salary. Mr. Steward’s annual salary for fiscal year 2026 was $475,000.
(10)Mr. Shen stepped down from the role of Interim Chief Financial Officer effective January 15, 2026.
(11)Mr. Robins resigned from the Company effective September 19, 2025.
(12)Ms. Farmer resigned from the Company effective January 9, 2026.

Equity Compensation
From time to time, we grant equity awards in the form of RSUs or PSUs and in the past have granted stock options to our NEOs, which are generally subject to vesting based on each of our NEOs’ continued service with us. Ms. Schulman holds outstanding stock options to purchase shares of our Class B common stock that were granted under our 2015 Equity Incentive Plan, as amended (the “2015 Plan”), and each of Mr. Staples, Ms. Ross, Ms. Schulman, Mr. Steward, Mr. Padisetty, and Mr. Shen hold stock awards that were granted under our 2021 Plan, as set forth in the “Outstanding Equity Awards at Fiscal Year-End Table” below.

Grants of Plan-Based Awards Table
The following table provides information concerning each grant of an award made in fiscal year 2026 for each of our NEOs under any plan. This information supplements the information about these awards set forth in the “Summary Compensation Table.” Mr. Staples did not receive any grants of plan-based awards during fiscal year 2026.

Name	Type of Award	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($) (1)
			Threshold ($)	Target ($)	Maximum ($)
William Staples	Cash	—	—	—	—	—	—
	PSU	—	—	—	—	—	—
	RSU	—	—	—	—	—	—
Jessica Ross (2)	Cash	—	—	—	—	—	—
	RSU	—	—	—	—	—	—
Robin Schulman	Cash	—	—	—	—	—	—
	RSU	04/10/2025	—	—	—	38,823	$1,661,624.40
	PSU	04/10/2025	—	—	—	25,882	$1,107,749.60
Sivaprasad Padisetty (3)	Cash	—	—	—	—	—	—
	RSU	—	—	—	—	—	—
Ian Steward (4)	Cash	—	—	—	—	—	—
	RSU	06/18/2025	—	—	—	184,615	$7,761,214.60
	PSU	06/18/2025	—	—	—	123,076	$5,174,115.04
James Shen (5)	Cash	—	—	—	—	—	—
	RSU	04/10/2025	—	—	—	10,784	$463,496.32
	RSU	09/20/2025	—	—	—	11,330	$568,766.00
	RSU	06/18/2025	—	—	—	6,153	$258,672.12
Brian Robins (6)	Cash	—	—	—	—	—	—
	RSU	04/10/2025	—	—	—	79,411	$3,398,790.80
	PSU	04/10/2025	—	—	—	52,941	$2,265,874.80
Sabrina Farmer (7)	Cash	—	—	—	—	—	—
	RSU	04/10/2025	—	—	—	50,588	$2,165,166.40
	PSU	04/10/2025	—	—	—	33,725	$1,443,430.00

(1)The amounts presented represent the aggregate grant-date fair value of the stock awards RSUs awarded to the NEO, in accordance with FASB Accounting Standards Codification Topic 718. The grant-date fair value does not take into account any estimated forfeitures related to service-based vesting conditions.
(2)Ms. Ross was appointed as Chief Financial Officer effective January 15, 2026.
(3)Mr. Padisetty was appointed as Chief Technology Officer effective January 15, 2026.
(4)Mr. Steward was appointed as Chief Revenue Officer effective May 3, 2025.
(5)Mr. Shen stepped down from the role of Interim Chief Financial Officer effective January 15, 2026.
(6)Mr. Robins resigned from the Company effective September 19, 2025.
(7)Ms. Farmer resigned from the Company effective January 9, 2026.

Outstanding Equity Awards at Fiscal Year-End Table
The following table presents, for each of the NEOs, information regarding outstanding stock options and RSU or PSU awards to purchase shares of Class B common stock held as of January 31, 2026.

		Option Awards				Stock Awards
Name	Grant Date (1)	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#) (2)	Option Exercise Price ($) (3)	Option Expiration Date	Number of Shares, or Units, of Stock That have Not Vested (#)	Market Value of Shares, or Units, of Stock That Have Not Vested ($) (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights, That have Not Vested (#) (5)	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units, or Other Rights, That Have Not Vested ($) (4)
William Staples	December 12, 2024 (6)	—	—	—	—	286,761	$10,030,900	—	—
	December 12, 2024 (6)	—	—	—	—	—	—	254,898	$8,916,332
Jessica Ross (7)	—	—	—	—	—	—	—	—	—
Robin Schulman	April 10, 2025 (14)	—	—	—	—	—	—	25,882	$905,352
	April 10, 2025 (9)	—	—	—	—	31,544	$1,103,409	—	—
	June 22, 2024 (9)	—	—	—	—	9,417	$329,407	—	—
	June 22, 2024 (8)	—	—	—	—	11,772	$411,785	—	—
	March 28, 2024 (8)	—	—	—	—	31,623	$1,106,173	—	—
	March 30, 2023 (8)	—	—	—	—	17,187	$601,201	—	—
	June 17, 2022 (8)	—	—	—	—	3,089	$108,053	—	—
	March 18, 2021 (16)	47,000	—	$17.82	March 17, 2031	—	—	—	—
	March 18, 2021 (17)	47,000	—	$17.82	March 17, 2031	—	—	—	—
	December 8, 2020 (18)	170,000	—	$16.71	December 7, 2030	—	—	—	—
	December 2, 2019 (19)	18,502	—	$8.90	December 1, 2029
Sivaprasad Padisetty (10)	—	—	—	—	—	—	—	—	—
Ian Steward (11)	June 18, 2025 (21)	—	—	—	—	161,538	$5,650,599	—	—
	June 18, 2025 (22)	—	—	—	—	—	—	123,076	$4,305,198
James Shen (12)	September 20, 2025 (13)	—	—	—	—	9,914	$346,792	—	—
	June 18, 2025 (8)	—	—	—	—	5,384	$188,332	—	—
	April 10, 2025 (8)	—	—	—	—	8,762	$306,495	—	—
	June 24, 2024 (20)	—	—	—	—	3,202	$112,006	—	—
	March 13, 2024 (8)	—	—	—	—	3,114	$108,928	—	—
	March 13, 2024 (8)	—	—	—	—	4,551	$159,194	—	—
	March 21, 2023 (8)	—	—	—	—	3,516	$122,990	—	—
	June 14, 2022 (8)	—	—	—	—	159	$5,562	—	—
	March 22, 2022 (8)	—	—	—	—	568	$19,869	—	—
	March 22, 2022 (8)	—	—	—	—	35	$1,224	—	—
	March 18, 2021 (15)	4,167	—	$17.82	March 17, 2031	—	—	—	—
Brian Robins (23)	—	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—	—
Sabrina Farmer (24)	—	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—	—

(1)All of the outstanding option awards were granted under our 2015 Plan and all outstanding RSU and PSU awards were granted under our 2021 Plan.
(2)All options granted to NEOs are immediately exercisable upon the granting of such options.
(3)This column represents the fair value of a share of our Class B common stock on the grant date, as determined by our board of directors.
(4)The market values of unvested RSUs and PSUs are calculated by multiplying the number of unvested RSUs held by the named executive officer by the closing price of our Class A capital stock on January 30, 2026, which was $34.98 per share.
(5)The number of PSUs included in the table assumes achievement of performance-based goals at the target level of each performance tranche.
(6)For information regarding Mr. Staples’ equity awards, please refer to “CEO Performance Equity Award” below.
(7)Ms. Ross was appointed as Chief Financial Officer effective January 15, 2026.
(8)These RSUs vest as to 1/16th of the total shares quarterly from the date of grant, subject to continued service through the applicable vesting date.
(9)These RSUs vest as to 1/4th of the total shares annually from the date of grant, subject to continued service through the applicable vesting date.
(10)Mr. Padisetty was appointed as Chief Technology Officer effective January 15, 2026.
(11)Mr. Steward was appointed as Chief Revenue Officer effective May 3, 2025.
(12)Mr. Shen stepped down from the role of Interim Chief Financial Officer effective January 15, 2026.

(13)These RSUs vest as to 1/8th of the total shares quarterly from the date of grant, subject to continued service through the applicable vesting date.
(14)Upon certification of PSUs, these PSUs will vest if we achieve certain revenue-based performance goals (the “Executive Award Performance Goals”) as of the fourth quarter of fiscal year 2026 (the “Executive Award Performance Period”). On or as soon as practicable following certification of achievement, the earned PSUs will be converted into RSUs which will vest as to 1/3rd in the first quarter following certification by the CLDC and the board of directors, and the remaining 2/3rd will vest in equal installments (1/12th) over the next 2 years.
(15)These stock options vest as to 25% of the total shares on January 5, 2022 and 1/48th of the total shares will vest monthly thereafter, subject to continued service through the applicable vesting date. These options are immediately exercisable, subject to our right to repurchase unvested shares in the event that Mr. Shen’s service with us terminates.
(16)These stock options vest as to 25% of the total shares on March 18, 2022, and 1/48th of the total shares will vest monthly thereafter, subject to continued service through the applicable vesting date. These options are immediately exercisable, subject to our right to repurchase unvested shares in the event that Ms. Schulman’s service with us terminates.
(17)These stock options vest as to 25% of the total shares on March 18, 2023, and 1/48th of the total shares will vest monthly thereafter, subject to continued service through the applicable vesting date. These options are immediately exercisable, subject to our right to repurchase unvested shares in the event that Ms. Schulman’s service with us terminates.
(18)These stock options vest monthly over 48 months in equal installments starting on December 7, 2020, subject to continued service through the applicable vesting date. These options are immediately exercisable, subject to our right to repurchase unvested shares in the event that Ms. Schulman’s service with us terminates.
(19)These stock options vest as to 25% of the total shares on December 2, 2020, and 1/48th of the total shares will vest monthly thereafter, subject to continued service through the applicable vesting date. These options are immediately exercisable, subject to our right to repurchase unvested shares in the event that Ms. Schulman’s service with us terminates.
(20)These RSUs vest over four years with 25% vesting on month 15, month 18, month 21, month 24, subject to continued service through the applicable vesting date.
(21)These RSUs vest over four years with 12.5% vesting six months from the grant date and the 87.5% of the remainder vesting quarterly thereafter until fully vested, subject to continued service through the applicable vesting date.
(22)Upon certification of PSUs, these PSUs will vest if we achieve certain revenue-based performance goals (the "Executive Award Performance Goals") as of the fourth quarter of each applicable fiscal year performance period (each, an "Executive Award Performance Period"). On or as soon as practicable following certification of achievement by the CLDC and the board of directors, the earned PSUs for each performance period will vest on the next quarterly vesting date (March 15, June 15, September 15, or December 15) following the applicable certification date, and will be settled in shares of our Class A common stock.
(23)Mr. Robins resigned from the Company effective September 19, 2025.
(24)Ms. Farmer resigned from the Company effective January 9, 2026.
2026 Stock Option Exercises and Stock Vested Table
The following table presents, for each of our NEOs, the number of shares of our common stock acquired upon the exercise of stock options or vesting and settlement of RSUs during fiscal year 2026 and the aggregate value realized upon the exercise of stock options and the vesting and settlement of RSUs.

Name	Option Awards		Stock Awards
	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($) (1)
William Staples	—	—	95,587	$4,116,935.64
Jessica Ross (2)	—	—	—	—
Robin Schulman	—	—	78,185	$3,530,367.00
Sivaprasad Padisetty (3)	—	—	—	—
Ian Steward (4)	—	—	23,077	$890,541.43
James Shen (5)	—	—	16,690	$740,536.07
Brian Robins (6)	734,005	$23,272,681.14	109,775	$5,236,780.40
Sabrina Farmer (7)	—	—	74,695	$3,396,111.75

(1)The aggregate value realized upon the vesting and settlement of an RSU is based on the closing price on Nasdaq of our Class A common stock on the vesting date. Amounts shown are presented on an aggregate basis for all vesting and settlement that occurred in fiscal year 2026.
(2)Ms. Ross was appointed as Chief Financial Officer effective January 15, 2026.
(3)Mr. Padisetty was appointed as Chief Technology Officer effective January 15, 2026.
(4)Mr. Steward was appointed as Chief Revenue Officer effective May 3, 2025.
(5)Mr. Shen stepped down from the role of Interim Chief Financial Officer effective January 15, 2026.
(6)Mr. Robins resigned from the Company effective September 19, 2025.
(7)Ms. Farmer resigned from the Company effective January 9, 2026.

Any portion of the CEO PSU Award may only be earned to the extent Mr. Staples continues to lead GitLab as our CEO on the later of the date the CLDC certifies achievement of the performance metric and the applicable service vesting date provided in the CEO PSU Award agreement. Once a performance metric is no longer achievable due to the lapse of a performance period or if Mr. Staples ceases to be the CEO, any then-unvested portion of the CEO PSU Award will be immediately forfeited.

Offer Letters and Employment Arrangements
We are party to offer letters with each of our NEOs setting forth the terms and conditions of employment for each of our NEOs as described below.
William Staples
In December 2024, we entered into an offer letter with Mr. Staples. The offer letter does not have a specific term and provides that Mr. Staples is an at-will employee. Mr. Staples is eligible to receive bonus compensation under the Company’s Bonus Plan with our bonus policies and at the sole discretion of our board of directors.

Jessica Ross
In November 2025, we entered into an offer letter with Ms. Ross. The offer letter does not have a specific term and provides that Ms. Ross is an at-will employee. Ms. Ross is eligible to receive variable bonus compensation in accordance with our bonus policies and at the sole discretion of our board of directors.

Robin Schulman
In September 2021, we entered into a confirmatory offer letter with Ms. Schulman. The offer letter does not have a specific term and provides that Ms. Schulman is an at-will employee. Ms. Schulman is eligible to receive variable bonus compensation in accordance with our bonus policies and at the sole discretion of our board of directors.

Sabrina Farmer
In January 2024, we entered into an offer letter with Ms. Farmer. The offer letter did not have a specific term and provided that Ms. Farmer was an at-will employee. Ms. Farmer was eligible to receive variable bonus compensation in accordance with our bonus policies and at the sole discretion of our board of directors. Ms. Farmer resigned from the Company effective January 9, 2026.

Sivaprasad Padisetty
In January 2026, we entered into an offer letter with Mr. Padisetty. The offer letter does not have a specific term and provides that Mr. Padisetty is an at-will employee. Mr. Padisetty is eligible to receive variable bonus compensation in accordance with our bonus policies and at the sole discretion of our board of directors.

Ian Steward
In February 2025, we entered into an offer letter with Mr. Steward. The offer letter does not have a specific term and provides that Mr. Steward is an at-will employee. Mr. Steward is eligible to receive variable bonus compensation in accordance with our bonus policies and at the sole discretion of our board of directors.

James Shen
In November 2020, we entered into an offer letter with Mr. Shen, consistent with offer letters entered into by other non-executive team members. The offer letter does not have a specific term and provides that Mr. Shen is an at-will employee. Mr. Shen is eligible to receive variable bonus compensation in accordance with our bonus policies and at the sole discretion of our board of directors. Additionally, as noted in the Summary Compensation Table, Mr. Shen received additional compensation for his service as Interim Chief Financial Officer.

Brian Robins
In September 2021, we entered into a confirmatory offer letter with Mr. Robins. The offer letter did not have a specific term and provided that Mr. Robins was an at-will employee. Mr. Robins was eligible to receive variable bonus compensation in accordance with our bonus policies and at the sole discretion of our board of directors. Mr. Robins resigned from the Company effective September 19, 2025.

Potential Payments upon Termination or Change of Control
Since September 2021, we have adopted arrangements for our executive officers, including our NEOs, that provide for payments and benefits on termination of employment or upon a termination in connection with a change of control.
Under those arrangements, in the event that our NEOs are terminated without “cause” or resign for “good reason” (each as defined in their respective offer letter) in connection with or within three months before or 12 months following a “corporate transaction” (as defined in their respective confirmatory offer letter), they will be entitled to: (i) base salary for a period of 12 months (18 months for Mr. Staples) from the NEO’s termination date; plus their pro-rata portion of bonus earned through the date of termination, plus the amount of bonus that would have accrued during the severance period and (ii) benefits continuation payments (or COBRA, if applicable) for 12 months following the termination date (18 months for Mr. Staples). In addition, each of our NEO’s outstanding equity awards will become immediately vested and exercisable, as applicable, with respect to 100% of the underlying shares. All such severance payments and benefits will be subject to each NEO’s execution of a general release of claims against GitLab.
Additionally, in the event that our NEOs are terminated without “cause” or resign for “good reason” outside of the period of three months before or 12 months after a “corporate transaction,” they will be entitled to: (i) base salary for a period of six months (12 months for Mr. Staples) plus their pro-rata portion of bonus earned through the date of termination and (ii) benefits continuation payments (or COBRA, if applicable) for six months following the termination date (12 months for Mr. Staples). All such severance payments and benefits will be subject to each NEO’s execution of a general release of claims against GitLab.
The following table provides information concerning the estimated payments and benefits that would be provided in the circumstances described above for each of our NEOs. Except where otherwise noted, payments and benefits are estimated assuming that the triggering event took place on January 31, 2026, and the price per share of our common stock was the closing price on Nasdaq as of January 30, 2026

(the last trading day of fiscal year 2026 since January 31 was a Saturday), which was $34.98. There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, or if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different.

Name	Qualifying Termination - No Change in Control					Qualifying Termination - Change in Control
	Cash Severance ($)	Cash Bonus ($) (1)	Continuation of Medical Benefits ($)	Value of Accelerated Vesting ($)	Total ($)	Cash Severance ($)	Cash Bonus ($)	Continuation of Medical Benefits ($)	Value of Accelerated Vesting ($)	Total ($)
William Staples	$600,000	$360,000	$32,024	—	$992,024	$900,000	$1,260,000	$48,036	$18,947,232	$21,155,268
Jessica Ross (2)	$252,000	$10,100	$14,040	—	$276,640	$505,000	$388,850	$28,079	—	$921,929
Robin Schulman	$272,500	$136,500	$22,302	—	$386,302	$455,000	$364,000	$44,603	$7,814,198	$8,677,801
Sivaprasad Padisetty (3)	$230,000	$7,360	$16,476	—	$253,836	$460,000	$283,360	$32,951	—	$776,311
Ian Steward (4)	$237,500	$212,167	$22,004	—	$471,671	$475,000	$687,167	$44,008	$9,955,798	$11,161,973
James Shen (5)	—	—	—	—	—	—	—	—	—	—
Brian Robins (6)	—	—	—	—	—	—	—	—	—	—
Sabrina Farmer (7)	—	—	—	—	—	—	—	—	—	—
(1)Cash bonus is equivalent to 60% of annual bonus assuming the first half bonus was paid out at 40% earlier in the year.
(2)Ms. Ross was appointed as Chief Financial Officer effective January 15, 2026.
(3)Mr. Padisetty was appointed as Chief Technology Officer effective January 15, 2026.
(4)Mr. Steward was appointed as Chief Revenue Officer effective May 3, 2025.
(5)Mr. Shen resigned from the role of Interim Chief Financial Officer effective January 15, 2026 and continued in his role with the Company as Vice President of Finance.
(6)Mr. Robins resigned from the Company effective September 19, 2025 and was not eligible for additional severance payments in connection with his resignation.
(7)Ms. Farmer resigned from the Company effective January 9, 2026 and was not eligible for additional severance payments in connection with her resignation.

CEO Pay Ratio
In accordance with the requirements of Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K (which we collectively refer to as the “Pay Ratio Rule”), we are providing the following estimated information for fiscal year 2026:
•the median of the annual total compensation of all our employees (except our CEO) was $250,580.00;
•the annual total compensation of our CEO was $1,410,000.00; and
•the ratio of these two amounts was 5.6 to 1. We believe that this ratio is a reasonable estimate calculated in a manner consistent with the requirements of the Pay Ratio Rule(1).
To identify our median employee, we considered the individuals, excluding our CEO, who were employed by us and our consolidated subsidiaries on January 31, 2026, our determination date, whether employed on a full-time, part-time, seasonal or temporary basis. We did not include any contractors or other non-employee workers in our employee population.
To identify our median employee, we used a consistently applied compensation measure consisting of each employee’s base salary, target bonus or sales commissions, and the target value of equity awards granted during fiscal year 2026. Base salary and target total cash compensation reflects the annual salary rate and target bonus, as applicable, effective as of January 31, 2025. We selected these compensation elements because they represent our principal broad-based compensation elements. For employees paid other than in U.S. dollars, we converted their compensation to U.S. dollars using the applicable exchange rates in effect on February 1, 2026.
Once our median employee was identified, we calculated the median employee’s annual total compensation in accordance with the requirements of the Summary Compensation Table.
(1)    The decrease in our CEO pay ratio from fiscal year 2025 to fiscal year 2026 is primarily due to our CEO receiving a new hire equity award in fiscal year 2025 and no equity award in fiscal year 2026.

PAY-VERSUS-PERFORMANCE DISCLOSURE
As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between the compensation actually paid to our named executive officers and certain aspects of our financial performance. For further information concerning our pay-for-performance philosophy and how executive compensation aligns with our performance, please refer to “Executive Compensation—Compensation Discussion and Analysis.”
Pay-Versus-Performance Table

Pay Versus Performance
							Value of Initial Fixed $100 Investment
					Average	Average	Based On:
	Summary	Compensation	Summary	Compensation	Summary	Compensation		Peer Group		Company-
	Compensation	Actually	Compensation	Actually	Compensation	Actually	Total	Total		Selected
	Table Total	Paid	Table Total	Paid	Table Total	Paid	Shareholder	Shareholder	Net	Measure:
Year(1)	for PEO (Sijbrandij) (2)	for PEO (Sijbrandij) (3)	for PEO (Staples) (2)	for PEO (Staples) (3)	for Non-PEO NEOs (2)	for Non-PEO NEOs (3)	Return (4)	Return (4) (5)	Income (6)	Revenue (7)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
2026	$0	$0	$1,047,060	-$28,969,282	$4,133,784	-$2,533,173	$33.67	$212.80	-$58,564,000	$955,224,000
2025	$16,953,390	-$128,560,012	$39,082,244	$46,550,767	$7,469,632	-$28,964	$70	$169	-$5,227,000	$759,249,000
2024	$3,600	$97,396,301	$0	$0	$8,588,639	$10,470,781	$68	$133	-$424,174,000	$579,906,000
2023	$3,600	-$57,377,922	$0	$0	$5,209,815	-$3,681,571	$48	$88	-$172,311,000	$424,336,000
2022	$27,289,978	$146,867,481	$0	$0	$3,956,318	$26,962,513	$62	$105	-$155,138,000	$252,653,000
(1)    During fiscal years 2022, 2023, 2024, 2025, and 2026, our PEO and non-PEO NEOs were as follows:

Year	PEO (CEO)	Non-PEO NEOs
2026	William Staples	Jessica Ross, Robin Schulman, Sivaprasad Padisetty, Ian Steward, James Shen, Brian Robins, Sabrina Farmer
2025	Sytse Sijbrandij,	Brian Robins, Robin Schulman, Sabrina Farmer, Chris Weber
William Staples
2024	Sytse Sijbrandij	Michael McBride, Brian Robins, Robin Schulman, Chris Weber
2023	Sytse Sijbrandij	Michael McBride, Brian Robins, Robin Schulman, Eric Johnson
2022	Sytse Sijbrandij	Michael McBride, Eric Johnson

(2)    The dollar amounts reported in columns (b), (d) and (f) are the amounts reported for our PEO and the average of our non-PEO NEOs, respectively, for each corresponding year in the “Total” column of the Summary Compensation Table.
(3)     The dollar amounts reported in column (c), (e) and (g) represent the amount of “compensation actually paid” to our PEO and Non-PEO NEOs in each respective year. The dollar amounts do not reflect the actual amount of compensation earned or received during the applicable fiscal year. There are no material differences between the assumptions used to compute the valuation of the equity awards for calculating the compensation actually paid from the assumptions used to compute the valuation of such equity awards as of the grant date. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the total compensation of our PEO and non-PEO NEOs for each year to determine the “compensation actually paid” to him or her:

PEO (Staples)
		2026
	Summary Compensation Table - Total Compensation	$1,047,060
-	Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year	$0
+	Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	$0
+	Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years	-$27,151,126
+	Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year	$0
+	Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	-$2,865,216
-	Fair Value as of Prior Fiscal Year End of Stock Awards and Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0
=	Compensation Actually Paid	-$28,969,282

Non-PEO NEO Average
		2026
	Summary Compensation Table - Total Compensation	$4,133,784
-	Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year	-$3,752,700
+	Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	$1,271,181
+	Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years	-$486,478

+	Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year	$320,860
+	Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	-$1,032,257
-	Fair Value as of Prior Fiscal Year End of Stock Awards and Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	-$2,987,561
=	Compensation Actually Paid	-$2,533,173
No dividends were paid during fiscal years 2022, 2023, 2024, 2025, and 2026 and GitLab does not maintain any pension plans, so there was no change in pension values during fiscal years 2022, 2023, 2024, 2025, or 2026.
(4)    Company and Peer Group total shareholder return assume a $100 investment based on closing prices on October 13, 2021 (the date of our initial public offering) through the end of the listed fiscal year, assuming reinvestment of dividends, where applicable.
(5)    The peer group used for this purpose is the S&P Information Technology Sector.
(6)    Represents GitLab’s Net Loss Attributable to GitLab, as reported in GitLab’s audited financial statements for the applicable fiscal year.
(7)    The Company-Selected Metric is Total Revenue, as reported in GitLab’s audited financial statements for the applicable fiscal year.
Financial Performance Measures
The following table sets forth the company’s most important financial performance measures used to link NEO compensation actually paid during fiscal year 2026 to company performance.

Company Performance Metrics
Revenue
Non-GAAP Operating Income

Additional information about each of these performance measures and the role of our performance in each of these measures in determining our executive compensation are discussed in greater detail in “Executive Compensation—Compensation Discussion and Analysis.”
Analysis of Information Presented in Pay-Versus-Performance Table
The following graph illustrates the relationship between compensation actually paid to our PEO and our non-PEO NEOs and our TSR for the period presented in the Pay-Versus-Performance table.
The following graph illustrates the relationship between compensation actually paid to our PEO and our non-PEO NEOs and our net income for the period presented in the Pay-Versus-Performance table. In fiscal year 2026, as a high-growth company, GitLab emphasized revenue growth as a performance measure. Consequently, we did not use net income (loss) as a performance measure in our executive compensation program in fiscal year 2026. Given this, we do not believe there is any meaningful relationship between our net income (loss) and compensation actually paid to our named executive officers during the periods presented.

REPORT OF THE COMPENSATION AND LEADERSHIP DEVELOPMENT COMMITTEE

This report of the Compensation and Leadership Development Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

Our Compensation and Leadership Development Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions, the Compensation and Leadership Development Committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation and Leadership Development Committee

Sue Bostrom, Chair
Matthew Jacobson
Godfrey Sullivan

LIMITATIONS ON LIABILITY AND INDEMNIFICATION MATTERS

Our restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”). Consequently, our directors are not personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•any breach of the director’s duty of loyalty to us or our stockholders;
•any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or
•any transaction from which the director derived an improper personal benefit.

Our restated certificate of incorporation and our amended and restated bylaws require us to indemnify our directors and officers to the maximum extent not prohibited by the DGCL and allow us to indemnify other team members and agents as set forth in the DGCL. Subject to certain limitations, our amended and restated bylaws also require us to advance expenses incurred by our directors and officers for the defense of any action for which indemnification is required or permitted, subject to very limited exceptions.

We have entered, and intend to continue to enter, into separate indemnification agreements with our directors, officers, and certain of our other team members. These agreements, among other things, require us to indemnify our directors, officers and key team members for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts actually and reasonably incurred by such director, officer or key team member in any action or proceeding arising out of their service to us or any of our subsidiaries or any other company, trust, team member benefit plan or enterprise to which the person provides services at our request. Subject to certain limitations, our indemnification agreements also require us to advance expenses incurred by our directors, officers, and key team members for the defense of any action for which indemnification is required or permitted.

We believe that these provisions in our restated certificate of incorporation, our amended and restated bylaws and indemnification agreements are necessary to attract and retain qualified persons such as directors, officers, and key team members. We also maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our restated certificate of incorporation, our amended and restated bylaws or in these indemnification agreements may discourage stockholders from bringing a lawsuit against our directors and officers for breaches of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers or persons controlling us, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Rule 10b5-1 Sales Plans

A majority of our executive officers have adopted written plans, known as Rule 10b5-1 plans, in which they have contracted with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or executive officer when entering into the plan, without further direction from them. The director or executive officer may amend or terminate the plan in specified circumstances.

EQUITY COMPENSATION PLAN INFORMATION

The following table presents information as of January 31, 2026 with respect to compensation plans under which shares of our Class A common stock or Class B common stock may be issued.

Plan category	Number of securities to be issued upon exercise of outstanding securities (#)	Weighted- average exercise price of outstanding options ($) (1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))(#)
Equity compensation plans approved by security holders	12,949,386 (2)	$15.38	32,309,146 (3)
Equity compensation plans not approved by security holders	__	__	__
Total	12,949,386	$15.38	32,309,146
(1)The weighted-average exercise price does not reflect the shares that will be issued in connection with the settlement of RSUs, since RSUs have no exercise price.
(2)Includes all outstanding equity awards under the 2015 Plan and 2021 Plan and excludes purchase rights accruing under the 2021 Employee Stock Purchase Plan (“2021 ESPP”).
(3)There are no shares of common stock available for issuance under our 2015 Plan, but that plan will continue to govern the terms of options granted thereunder. Any shares of Class B common stock that are subject to outstanding awards under the 2015 Plan that are issuable upon the exercise of stock options that expire or become unexercisable for any reason without having been exercised in full will generally be available for future grant and issuance as shares of Class A common stock under our 2021 Plan. In addition, the number of shares reserved for issuance under our 2021 Plan increased automatically by 8,503,382 on February 1, 2026 and will increase automatically on the first day of February during the term of the 2021 Plan by the number of shares equal to five percent (5%) of the total number of outstanding shares of all classes of GitLab’s common stock outstanding (on an as- converted basis) on each January 31 immediately prior to the date of increase or a lower number approved by our board of directors. As of January 31, 2026, there were 7,777,604 shares of Class A common stock available for issuance under the 2021 ESPP. The number of shares reserved for issuance under our 2021 ESPP increased automatically by 1,700,676 shares of Class A common stock on February 1, 2026 and will increase automatically on the first day of February of each year during the term of the 2021 ESPP by the number of shares equal to 1% of the total outstanding shares of our Class A common stock and Class B common stock as of the immediately preceding January 31 or a lower number approved by our board of directors.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the executive officer and director compensation arrangements discussed above under “Executive Compensation” and “Proposal No. 1—Election of Directors—Director Compensation,” respectively, since February 1, 2025, the following are the only transactions or series of similar transactions to which we were or will be a party in which the amount involved exceeds $120,000 and in which any director, nominee for director, executive officer, beneficial holder of more than 5% of our capital stock or any member of their immediate family or any entity affiliated with any of the foregoing persons had or will have a direct or indirect material interest.

Right of First Refusal

On November 25, 2025, we entered into a Right of First Refusal Agreement (the “ROFR Agreement”) with Kilo Code, Inc., a Delaware corporation (“Kilo”) and affiliate of Sytse Sijbrandij, the executive chair of our board of directors. In connection with our execution of the ROFR Agreement, the ROFR Agreement was reviewed, voted upon, and approved by our Audit Committee.
Pursuant to the ROFR Agreement, in exchange for $1,000 in consideration, Kilo granted us a right whereby if Kilo receives a bona fide third-party acquisition proposal that Kilo determines to accept or enter into exclusive negotiations regarding prior to August 24, 2026, we have a right of first refusal to pursue such transaction on economic and other terms that substantially match those offered by the third party. If we do not exercise our right of first refusal within 10 business days following receipt of such third-party offer, Kilo may proceed with the third-party transaction.

Review, Approval or Ratification of Transactions with Related Parties

Our audit committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest.

Our policy regarding transactions between us and related persons provides that a related person is defined as a director, executive officer, nominee for director or greater than 5% beneficial owner of our securities, in each case since the beginning of the most recently completed year, and any of their immediate family members. Our audit committee charter provides that our audit committee shall review and approve or disapprove any related party transactions.

ADDITIONAL INFORMATION

Stockholder Proposals to be Presented at Next Annual Meeting

Our amended and restated bylaws provide that, for stockholder nominations to our board of directors or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the Corporate Secretary at the GitLab Inc. email address designated by GitLab on the Investor Relations page of its website.

To be timely for our 2027 annual meeting of stockholders, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices not earlier than 5:00 p.m. Eastern Time on February 17, 2027 and not later than 5:00 p.m. Eastern Time on March 19, 2027. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by our amended and restated bylaws.

Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2027 annual meeting of stockholders must be received by us not later than January 1, 2027 in order to be considered for inclusion in our proxy materials for that meeting.
To comply with our amended and restated bylaws as well as the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees for 2027 annual meeting of stockholders must ensure that our Corporate Secretary receives written notice that sets forth all information required by our amended and restated bylaws and by Rule 14a-19(b) under the Exchange Act within the time frames set forth above.

Available Information

We will mail, without charge, upon written request, a copy of our Annual Report on Form 10-K for the fiscal year ended January 31, 2026, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to our Chief Legal Officer, Head of Corporate Affairs, and Corporate Secretary, Robin Schulman, at CLO@gitlab.com.

The Annual Report on Form 10-K is also available at https://ir.gitlab.com under “Quarterly Results” in the “Financials & SEC Filings” section of our website.

Electronic Delivery of Stockholder Communications

We encourage you to help us conserve natural resources, as well as significantly reduce printing and mailing costs, by signing up to receive your stockholder communications electronically via email. With electronic delivery, you will be notified via email as soon as future annual reports and proxy statements are available on the Internet, and you can submit your stockholder votes online. Electronic delivery can also eliminate duplicate mailings and reduce the amount of bulky paper documents you maintain in your personal files. To sign up for electronic delivery:

Registered Owner (you hold our common stock in your own name through our transfer agent, Computershare Trust Company, N.A., or you are in possession of stock certificates): visit https://www.computershare.com and log into your account to enroll.

Beneficial Owner (your shares are held by a brokerage firm, a bank, a trustee or a nominee): If you hold shares beneficially, please follow the instructions provided to you by your broker, bank, trustee or nominee.

Your electronic delivery enrollment will be effective until you cancel it. Stockholders who are record owners of shares of our common stock may call Computershare Trust Company, N.A., our transfer agent, at 1-800-564-6253 or visit https://www.computershare.com with questions about electronic delivery.

“Householding”— Stockholders Sharing the Same Last Name and Address

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.

This year, a number of brokers with account holders who are our stockholders will be “householding” our annual report and proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of annual report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting Broadridge at (866) 540-7095 or writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

Upon written or oral request, we will promptly deliver a separate copy of the Notice of Internet Availability and, if applicable, our Annual Report and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable, Annual Report and other proxy materials, you may write our Corporate Secretary at GitLab’s email address designated by GitLab on the Investor Relations page of our website.

Any stockholders who share the same address and receive multiple copies of our Notice of Internet Availability or Annual Report and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about householding or our Investor Relations department at the email address listed above.

OTHER MATTERS

Our board of directors does not presently intend to bring any other business before the Annual Meeting and, so far as is known to our board of directors, no matters are to be brought before the Annual Meeting except as specified in the Notice. As to any business that may arise and properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

By Order of the Board of Directors

Robin J. Schulman
Chief Legal Officer, Head of Corporate Affairs,
and Corporate Secretary

APPENDIX A
Reconciliation of Non-GAAP Measures

Non-GAAP Operating Income (which we also refer to as Income from operations on a non-GAAP basis):

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2026	2025	2026	2025
Loss from operations on GAAP basis	$ (5,164)	$ (19,338)	$ (70,481)	$ (142,715)
Stock-based compensation expense	53,158	46,636	214,951	185,899
Amortization of acquired intangibles	2,015	2,195	8,065	8,126
Restructuring charges	1,646	—	1,646	1,896
Charitable donation of common stock	1,597	2,957	7,093	11,828
Changes in the fair value of acquisition related contingent consideration	—	—	—	3,750
Acquisition related expenses	216	391	877	3,240
Other non-recurring charge	(77)	4,538	614	5,622
Income from operations on non-GAAP basis	$ 53,391	$ 37,379	$ 162,765	$ 77,646
Income from operations margin on non-GAAP basis	21%	18%	17%	10%

GITLAB INC.
C/O: LEGAL DEPARTMENT
268 BUSH STREET #350
SAN FRANCISCO, CA 94104-3503

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time, June 16, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/GTLB2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time, June 16, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V72535-P30782

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

GITLAB INC.

The Board of Directors recommends you vote FOR ALL the following:

Nominees:

1) Karen Blasing
2) Godfrey Sullivan

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote FOR the following:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof. If no direction is made, this proxy will be voted FOR ALL for Proposal 1, FOR Proposal 2 and FOR Proposal 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V72536-P30782

GitLab Inc.
Annual Meeting of Stockholders
June 17, 2026 8:30 AM PDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) William Staples, Jessica Ross, and Robin Schulman, or any of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of GitLab Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 AM PDT on June 17, 2026, virtually at www.virtualshareholdermeeting.com/GTLB2026, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side